AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of July 21, 1998 ("Agreement"), is made by and among NATIONAL PENN BANCSHARES, INC., a Pennsylvania corporation ("NPB"), NATIONAL PENN BANK, a national banking association ("Bank"), and ELVERSON NATIONAL BANK, a national banking association ("ENB").


                                   BACKGROUND

     1. NPB owns all of the outstanding capital stock of Bank.

     2. NPB and ENB desire for ENB to merge with and into Bank, with Bank surviving such merger as a wholly-owned subsidiary of NPB, in accordance with the applicable laws of the United States of America and this Agreement.

     3. As a condition and inducement to NPB to enter into this Agreement, the directors and certain officers of ENB are concurrently executing a Letter Agreement in the form attached hereto as Exhibit 1-A.

     4. As a condition and inducement to ENB to enter into this Agreement, the directors and certain officers of NPB are concurrently executing a Letter Agreement in the form attached hereto as Exhibit 1-B.

     5. NPB and ENB desire to provide the terms and conditions governing the transactions contemplated herein.


                                    AGREEMENT

     NOW THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties, intending to be legally bound hereby, agree as follows:


                                    ARTICLE I

                                     GENERAL

     1.01 Definitions. As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     Affiliate means, with respect to any corporation, any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such corporation and, without limiting the generality of the foregoing, includes any executive officer, director or 10% equity owner of such corporation.

     Agreement means this Agreement and Plan of Merger.

     Applications means the applications for regulatory approval which are required by the transactions contemplated hereby.

     Bank means National Penn Bank, a national banking association, all the outstanding capital stock of which is owned by NPB.

     Closing Date means the date on which the last condition precedent provided in this Agreement (other than those conditions which are to be fulfilled at the Closing) has been fulfilled or waived, or as soon as practicable thereafter.

     CRA means the Community Reinvestment Act of 1977, as amended, and the rules and regulations promulgated from time to time thereunder.

     Determination Date means the trading day thirty-one days prior to the ENB Shareholders Meeting.

     Determination Period has the meaning given to such term in Section 1.02(f)(ii)(D) of this Agreement.

     Dissenting ENB Shares has the meaning given to that term in Section 1.02(f)(ii)(F) of this Agreement.

     Effective Date means the date upon which all filings with governmental agencies, as may be required under applicable laws and regulations for the Merger to be effective, are made and accepted by such agencies, and shall be the same as the Closing Date or as soon thereafter as is practicable.

     Elverson Continuing Director means a director of ENB immediately prior to the Closing Date who becomes a member of the Elverson Board immediately after the Closing Date.

     ENB Benefit Plan has the meaning given to that term in Section 2.12 of this Agreement.

     Elverson Board has the meaning given to that term in Section 4.07(c)(x)(B) of this Agreement.

     ENB means Elverson National Bank, a national banking association.

     ENB Common Stock has the meaning given to that term in Section 2.02(a) of this Agreement.


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

     ENB Disclosure Schedule means, collectively, the disclosure schedules delivered by ENB to NPB at or prior to the execution and delivery of this Agreement.

     ENB Financials means (i) the audited consolidated financial statements of ENB as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, and (ii) the unaudited interim consolidated financial statements of ENB for each calendar quarter after December 31, 1997, including the quarter ending June 30, 1998.

     ENB Shareholders Meeting means the meeting of the holders of ENB Common Stock concerning the Merger pursuant to the Prospectus/Proxy Statement.

     ENB Stock Option Plans means each stock option plan maintained by ENB immediately prior to the Effective Date.

     Environmental Law means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment, including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource, and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended.

     Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

     Exchange Agent has the meaning given to such term in Section 1.02(h) of this Agreement.

     Exchange Ratio means the exchange ratio set forth in Section 1.02(f)(ii)(A) or (E) or Section 6.01(c), whichever is in effect, in each case as may be adjusted pursuant to Section 1.02(i).

     IRC means the Internal Revenue Code of 1986, as amended.

     Knowledge of ENB means the knowledge of ENB's officers and directors.


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

     Knowledge of NPB means the knowledge of NPB's officers and directors.

     Material Adverse Effect means a material adverse effect on (a) the business, financial condition or results of operations of ENB on a consolidated basis (when such term is used in Article 2 hereof) or NPB on a consolidated basis (when such term is used in Article 3 hereof) other than, in each case, any change, circumstance or effect relating to (i) the economy or financial markets in general or (ii) the banking industry and not specifically related to ENB or NPB or (b) the ability of such party to consummate the transactions contemplated by this Agreement.

     Merger means the merger of ENB with and into Bank, with Bank surviving such merger as a wholly-owned subsidiary of NPB, contemplated by this Agreement.

     Merger Application has the meaning given to such term in Section 3.25 of this Agreement.

     Merger Employment Policies has the meaning given to such term in Section 4.07(c)(iv) of this Agreement.

     MIP has the meaning given to such term in Section 4.07(c)(vii) of this Agreement.

     NASD means the National Association of Securities Dealers, Inc.

     Nasdaq means the National Market tier of The Nasdaq Stock Market operated by the NASD.

     NPB means National Penn Bancshares, Inc., a Pennsylvania corporation.

     NPB Common Stock means the shares of common stock, without par value, of NPB.

     NPB Disclosure Schedule means, collectively, the disclosure schedules delivered by NPB to ENB at or prior to the execution and delivery of this Agreement.

     NPB Financials means (i) the audited consolidated financial statements of NPB as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, and (ii) the unaudited interim consolidated financial statements of NPB for each calendar quarter after December 31, 1997, including the quarter ending June 30, 1998.

     NPB  Market   Value  has  the  meaning   given  to  such  term  in  Section
1.02(f)(ii)(D) of this Agreement.


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

     NPB Shareholders Meeting means the meeting of the holders of the NPB Common Stock concerning the Merger pursuant to the Prospectus/Proxy Statement.

     NPB Stock Split means the 5-for-4 stock split of NPB Common Stock declared by NPB on June 24, 1998, effective July 15, 1998 and payable July 31, 1998.

     OCC means the Office of the Comptroller of the Currency.

     Prospectus/Proxy Statement means the prospectus/proxy statement, together with any supplements thereto, to be sent to holders of ENB Common Stock and NPB Common Stock in connection with the transactions contemplated by this Agreement.

     Registration Statement means the registration statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the NPB Common Stock to be issued in connection with the transactions contemplated by this Agreement.

     Regulatory Agreement has the meaning given to that term in Sections 2.11 and 3.10 of this Agreement.

     Regulatory Authority means any agency or department of any federal, state or local government or of any self-regulatory organization, including without limitation the SEC, the OCC, the NASD, and the respective staff thereof.

     Rights means warrants, options, rights, convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

     Rights Agreement means the rights agreement dated August 23, 1989 between NPB and National Penn Bank, as Rights Agent.

     SEC means the Securities and Exchange Commission.

     Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

     Subsidiary means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

     Surviving Bank has the meaning given to that term in Section 1.02(b) of this Agreement.


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

     1.02 The Merger.

     (a) Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place on the Closing Date at a time and place to be agreed upon by the parties hereto; provided, in any case, that all conditions to closing set forth in Article V of this Agreement (other than the delivery of certificates, opinions, and other instruments and documents to be delivered at the Closing) have been satisfied or waived at or prior to the Closing Date.

     (b) The Merger. Subject to the terms and conditions of this Agreement and in accordance with the applicable laws and regulations of the United States of America, on the Effective Date: ENB shall merge with and into Bank, under the charter of Bank; the separate existence of ENB shall cease; Bank shall be the surviving bank in the Merger (the "Surviving Bank") and a wholly-owned subsidiary of NPB; and all of the property (real, personal and mixed), rights, powers, duties, obligations and liabilities of ENB shall be taken and deemed to be transferred to and vested in Bank, as the surviving bank in the Merger, without further act or deed.

     (c) Bank's Name and Business. The name of the Surviving Bank shall be "National Penn Bank". The business of the Surviving Bank shall be that of a national banking association, and it shall be conducted by the Surviving Bank at its main office which shall be located at Philadelphia and Reading Avenues, Boyertown, Pennsylvania 19512, and its legally established branches.

     (d) Bank's Articles of Association and Bylaws. On and after the Effective Date, the articles of association of the Surviving Bank shall read in their entirety as set forth on NPB Disclosure Schedule 1.02(d) attached hereto and made a part hereof, until changed in accordance with applicable law, such articles of association, and the Surviving Bank's bylaws. On and after the Effective Date, the bylaws of Bank, as set forth on NPB Disclosure Schedule 1.02(d), shall automatically be and remain the bylaws of the Surviving Bank, until changed in accordance with applicable law, the Surviving Bank's articles of association, and such bylaws.

     (e) Bank's Board of Directors and Officers. On and after the Effective Date, (i) the directors of Bank duly elected and holding office immediately prior to the Effective Date and (ii) two persons (each an "ENB Nominee") selected by ENB's Board of Directors and approved by NPB (which approval will not be unreasonably withheld) shall be the directors of the Surviving Bank, each to hold office until his or her successor is elected and qualified or otherwise in accordance with applicable law, the articles of association and bylaws of the Surviving Bank, provided, however, that with respect to the ENB Nominees, NPB and the Bank shall take all steps necessary to insure that such persons, or their successors, are re-elected to the Bank's Board of Directors for each of the five years

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

following the Effective Date if such persons are in office as directors of NPB on the annual election dates. In the event that either ENB Nominee, or any successor, resigns, dies or is otherwise removed from the Bank's Board of Directors prior to the end of such five year period, the Elverson Continuing Directors, by a plurality vote, shall have the right to select the successor to such ENB Nominee, subject to approval of such person by NPB (which approval will not be unreasonably withheld). On and after the Effective Date, the officers of Bank duly elected and holding office immediately prior to the Effective Date shall be the officers of the Surviving Bank, each to hold office until his or her successor is elected and qualified or otherwise in accordance with applicable law, the articles of association and bylaws of the Surviving Bank.

     (f) Conversion of Shares.

          (i) Bank Capital Stock. Each share of the capital stock of Bank issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding as a share of capital stock of the Surviving Bank.

          (ii) ENB Common Stock.

               (A) Conversion. Subject to subsections (f)(ii)(B) and (f)(ii)(C) below with respect to treasury stock and fractional shares, and to subsection
(f)(ii)(F) below with respect to dissenting shares of ENB Common Stock, each share of ENB Common Stock issued and outstanding immediately prior to the Effective Date, shall, on the Effective Date, by reason of the Merger and without any action on the part of the holder thereof, cease to be outstanding and be converted into the right to receive, subject to adjustment as provided in subsection (f)(ii)(E) and subsection (i) below, 1.175 shares of NPB Common Stock including the associated rights to purchase securities pursuant to the Rights Agreement [the number 1.175 shall be adjusted to 1.46875 upon completion of the NPB Stock Split].

               (B) Treasury Stock. Each share of ENB Common Stock issued and held in the treasury of ENB as of the Effective Date, if any, shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

               (C) Fractional Shares. No fractional shares of NPB Common Stock and no scrip or certificates therefor shall be issued in connection with the Merger. Any former holder of ENB Common Stock who would otherwise be entitled to receive a fraction of a share of NPB Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction of a share multiplied by NPB Market Value (as defined in subsection (f)(ii)(D) below).

               (D) Market Value of NPB Common Stock. For purposes of this Agreement, the market value of a share of NPB Common Stock

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

("NPB Market Value") shall be deemed to be the average of the closing sale price of a share of NPB Common Stock, as reported on The Nasdaq Stock Market, National Market tier, as published in the Wall Street Journal, for the twenty trading days (the "Determination Period") ending on the Determination Date. Notwithstanding any other provision of this Agreement, however, the Determination Period shall not begin prior to the ten days after the date of this Agreement.

               (E) Exchange Ratio Adjustment. If NPB Market Value is less than $30.38 per share, then the exchange ratio set forth in subsection (f)(ii)(A) above shall be adjusted to 1.2 shares of NPB Common Stock in exchange for each share of ENB Common Stock [the dollar amount $30.38 and the number 1.2 shall be adjusted to $24.30 and 1.5, respectively, upon completion of the NPB Stock Split], subject to the provisions of Section 6.01(c) below.

               (F) Dissenting ENB Shareholders. If there are holders of ENB Common Stock who dissent from the Merger and exercise and perfect the right to obtain valuation of and payment for their shares ("Dissenting ENB Shares") pursuant to Section 215a(b) of the National Bank Act (12 U.S.C. ss.215a(b)), the following provisions will govern payments to be made in respect of Dissenting ENB Shares:

                    (1) All payments in respect of Dissenting ENB Shares, if any, will be made by NPB or the Surviving Bank, as they shall agree.

                    (2) Dissenting ENB Shares, if any, will be deemed to have been retired and cancelled immediately prior to the Merger, with the effect that no conversion thereof will occur pursuant to subsection (f)(ii)(A) above unless and until such holder shall have failed to perfect or effectively shall have withdrawn or lost his right to appraisal and payment under such section. If any such holder of ENB Common Stock shall have so failed to perfect or effectively shall have withdrawn or lost such right, each of his shares of ENB Common Stock shall thereupon be deemed to have been converted into, on the Effective Date, the right to receive shares of NPB Common Stock and cash in lieu of fractional shares as set forth in Section 1.02(f)(ii)(A) and (C) above.

     (g) Stock Options.

          (i) On the Effective Date, each option (an "ENB Option") to purchase one or more shares of ENB Common Stock issued by ENB and outstanding on the Effective Date, whether or not such option is exercisable on the Effective Date, shall, by virtue of the Merger, cease to be outstanding and be converted into an option to purchase the number of shares of NPB Common Stock which the optionholder would have been entitled to receive in the Merger had

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

such option been exercised in full immediately prior to the Effective Date, at an exercise price per share of NPB Common Stock equal to the per share exercise price of the option to purchase ENB Common stock divided by the Exchange Ratio, and having other terms and conditions identical to those of the option exchanged (including forfeiture, acceleration and expiration date provisions). The adjustment provided herein with respect to any options which are "incentive stock options", as defined in Section 422 of the IRC, shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the IRC. As a result of this Agreement and as provided in the ENB 1996 Stock Incentive Plan, all options issued and outstanding under the ENB 1996 Stock Incentive Plan shall become 100 percent vested and immediately exercisable.

          (ii) As soon as practicable after the Effective Date, NPB shall deliver to the holders of ENB Options appropriate notices setting forth such holders' rights pursuant to the ENB Stock Option Plans (including that, by virtue of the Merger and pursuant to the terms of the ENB Stock Option Plans, the ENB Stock Options have become fully vested and exercisable) and the agreements evidencing the grants of such ENB Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.02(g) after giving effect to the Merger and the terms of the ENB Stock Option Plans). NPB shall comply with the terms of the ENB Stock Option Plans and shall take such reasonable steps as are necessary or required by, and subject to the provisions of, such ENB Stock Option Plans, to have the ENB Stock Options, if any, which qualified as "incentive stock options" prior to the Effective Date, continue to qualify as "incentive stock options" after the Effective Date.

          (iii) NPB shall take all  corporate  action  necessary  to reserve for issuance a sufficient number of shares of NPB Common Stock for delivery upon exercise of ENB Stock Options in accordance with this Agreement. Promptly after the Effective Date, NPB shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor other appropriate forms), with respect to the shares of NPB Common Stock subject to such options and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained thereon) for so long as such options remain outstanding. With respect to those individuals who, subsequent to the Merger, will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, NPB shall administer the ENB Stock Option Plans in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

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

     (h) Surrender and Exchange of ENB Stock Certificates.

          (i) Each holder of shares of ENB Common Stock who surrenders to NPB the certificate or certificates representing such shares (each, an "ENB Certificate") shall be entitled to receive in exchange therefor, as soon as practicable after the Effective Date, a certificate for the number of whole shares of NPB Common Stock into which such holder's shares of ENB Common Stock have been converted by the Merger, together with a check for cash in lieu of any fractional share in accordance with subsection (f)(ii)(C) above (the "Merger Consideration").

          (ii) Each certificate for shares of NPB Common Stock (each, a "NPB Certificate") issued in exchange for ENB Certificates pursuant to subsection
(h)(i) above shall be dated the Effective Date and be entitled to dividends and all other rights and privileges pertaining to such shares of stock from the Effective Date. Until surrendered, each ENB Certificate shall, from and after the Effective Date, evidence solely the right to receive NPB Certificates pursuant to subsection (h)(i) above and a check for cash in lieu of any fractional share in accordance with subsection (f)(ii)(C) above. If an ENB Certificate is exchanged on a date following one or more record dates for the payment of dividends or any other distribution on shares of NPB Common Stock, NPB shall pay to such shareholder cash in an amount equal to dividends payable on such shares of NPB Common Stock and pay or deliver any other distribution to which such shareholder is entitled. No interest shall accrue or be payable in respect of dividends or any other distribution otherwise payable under this subsection (h)(ii) upon surrender of ENB Certificates. Notwithstanding the foregoing, no party hereto shall be liable to any holder of ENB Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as ENB Certificates are surrendered to NPB for exchange, NPB shall have the right to withhold dividends or any other distributions on the shares of NPB Common Stock issuable to such shareholder.

          (iii) Each ENB Certificate delivered for exchange under this subsection (h) must be endorsed in blank by the registered holder thereof or accompanied by a power of attorney to transfer such shares endorsed in blank by such holder.

          (iv) Upon the Effective Date, the stock transfer books for ENB Common Stock will be closed and no further transfers of ENB Common Stock will thereafter be made or recognized. All ENB Certificates surrendered pursuant to this subsection (h) will be cancelled.

          (v) As soon as reasonably practicable after the Effective Date, NPB shall cause Bank or another institutional entity selected by NPB, as the exchange agent (the "Exchange

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

Agent") to mail to each holder of an ENB Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the ENB Certificates shall pass, only upon delivery of the ENB Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as NPB reasonably may specify and (ii) instructions for effecting the surrender of such ENB Certificates in exchange for the applicable Merger Consideration. Upon surrender of an ENB Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as reasonably may be required by the Exchange Agent, the holder of such ENB Certificate shall be entitled to receive in exchange therefor (A) one or more shares of NPB Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 1.02(f) (after taking into account all shares of ENB Common Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Section 1.02, including cash in lieu of any fractional shares and dividends and other distributions pursuant to Section 1.02(h)(ii). In the event of a transfer of ownership of ENB Common Stock which is not registered in the transfer records of ENB, one or more NPB Certificates evidencing, in the aggregate, the proper number of shares of NPB Common Stock, a check in the proper amount of cash in lieu of any fractional shares and any dividends or other distributions to which such holder is entitled pursuant to
Section 1.02(h)(ii), may be issued with respect to such ENB Common Stock to such a transferee if the ENB Certificate representing such shares of ENB Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     (i) Anti-Dilution Provisions. If, in addition to the NPB Stock Split, NPB shall, at any time before the Effective Date, (A) issue a dividend in shares of NPB Common Stock, (B) combine the outstanding shares of NPB Common Stock into a smaller number of shares, (C) split or subdivide the outstanding shares of NPB Common Stock, or (D) reclassify the shares of NPB Common Stock, then, in any such event, the number of shares of NPB Common Stock to be delivered to ENB shareholders who are entitled to receive shares of NPB Common Stock in exchange for shares of ENB Common Stock shall be adjusted so that each ENB shareholder shall be entitled to receive such number of shares of NPB Common Stock as such shareholder would have been entitled to receive if the Effective Date had occurred prior to the happening of such event. (By way of illustration, if NPB shall declare a stock dividend of 7% payable with respect to a record date on or prior to the Effective Date, the exchange ratio set forth in subsection
(f)(ii)(A) hereof shall be adjusted upward by 7%.)

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF ENB

     ENB hereby represents and warrants to NPB as follows:

     2.01 Organization.

     (a) ENB is a national banking association duly organized and validly existing under the laws of the United States of America. ENB has the corporate power to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. ENB is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

     (b) ENB has no Subsidiaries  other than those  identified in ENB Disclosure
Schedule 2.01(b). Except as set forth on ENB Disclosure Schedule 2.01(b), ENB's Subsidiaries primarily hold real estate.

     (c) The minute book of ENB accurately records, in all material respects, all material corporate actions of its shareholders and board of directors, including committees, in each case in accordance with normal business practice of ENB.

     (d) ENB has delivered to NPB true and correct copies of the articles of association and bylaws of ENB, each as in effect on the date hereof.

     2.02 Capitalization.

     (a) The authorized capital stock of ENB consists of 4,000,000 shares of common stock, par value $1.25 per share ("ENB Common Stock"), of which at the date hereof 2,597,995 shares are validly issued and outstanding, fully paid and nonassessable. ENB has not issued nor is ENB bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale, or issuance of, or right to receive dividends or other distributions on, any shares of ENB Common Stock or any other security of ENB or any securities representing the right to vote, purchase or otherwise receive any shares of ENB Common Stock or any other security of ENB, except for (i) options to acquire 44,424 shares of ENB Common Stock issued and outstanding under the ENB 1996 Stock Incentive Plan, (ii) the terms of ENB's Dividend Reinvestment and Stock Purchase Plan, (iii) the terms of the ENB

Employee Stock Ownership Plan, and (iv) the terms of the ENB 401(k) Profit Sharing Plan.

     (b) ENB owns all of the capital stock of the ENB Subsidiaries, free and clear of any lien or encumbrance. Except for ENB's Subsidiaries, ENB does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests in ENB's investment portfolio, equity interests held by ENB in a fiduciary capacity, and equity interests held in connection with ENB's commercial loan activities.

     2.03 Authority; No Violation.

     (a) ENB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ENB and the consummation by ENB of the Merger have been duly and validly approved by the Board of Directors of ENB by unanimous vote and, except for approval by the shareholders of ENB as required by the National Bank Act, no other corporate proceedings on the part of ENB are necessary to consummate the Merger. This Agreement has been duly and validly executed and delivered by ENB and, subject to approval by the shareholders of ENB and subject to the required approvals of Regulatory Authorities described in
Section 3.04 hereof, constitutes the valid and binding obligation of ENB, enforceable against ENB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

     (b) (i) The execution and delivery of this Agreement by ENB, (ii) subject to receipt of approvals from the ENB shareholders and the Regulatory Authorities referred to in Section 3.04 hereof and ENB's, Bank's and NPB's compliance with any conditions contained therein, the consummation of the Merger, and (iii) compliance by ENB with any of the terms or provisions hereof, do not and will not: (A) conflict with or result in a breach of any provision of the articles of association or bylaws of ENB; (B) violate any statute, rule, regulation, judgment, order, writ, decree or injunction applicable to ENB or any of its properties or assets; or (C) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of, the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of ENB under, any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which ENB is a party, or by which it or any of its properties or assets may be bound or affected, excluding from clauses (B) and (C) hereof, any items which, in the aggregate, would not have a Material Adverse Effect.

     2.04 Consents. No consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, in connection with the execution and delivery of this Agreement by ENB or, subject to the consents, approvals, filings and registrations from or with the Regulatory Authorities referred to in
Section 3.04 hereof and compliance with any conditions contained therein and subject to the approval of this Agreement by the shareholders of ENB, the consummation by ENB of the Merger.

     2.05 Financial Statements.

     (a) ENB has delivered to NPB the ENB Financials, except those pertaining to quarterly periods commencing after June 30, 1998, which it will deliver to NPB within 45 days after the end of the respective quarter. The delivered ENB Financials fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of ENB as of and for the periods ended on the dates thereof, in accordance with generally accepted accounting principles consistently applied, except in each case as noted therein and, in the case of interim period financial statements, subject to normal year-end adjustments and footnotes thereto.

     (b) To the knowledge of ENB, ENB did not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not fully reflected or reserved against in the balance sheets included in the ENB Financials at the date of such balance sheets which would have been required to be reflected therein in accordance with generally accepted accounting principles consistently applied or disclosed in a footnote thereto, except for liabilities and obligations which were incurred in the ordinary course of business consistent with past practice, and except for liabilities and obligations which are within the subject matter of a specific representation and warranty herein or which otherwise have not had a Material Adverse Effect.

     2.06 No Material Adverse Change. ENB has not suffered any adverse change in its assets, business, financial condition or results of operations since June 30, 1998 which change has had a Material Adverse Effect, it being understood that the expenses incurred by ENB in connection with this Agreement and the Merger, including, without limitation, the engagement of legal and financial advisors, shall not constitute a Material Adverse Effect.

     2.07 Taxes.

     (a) ENB has filed, and will file, in correct form all federal, state and local tax returns required to be filed by or with respect to ENB on or prior to the Closing Date except to the extent that any failure to file or any inaccuracies would not, individually or in the aggregate, have a Material Adverse Effect, and has paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which are shown on such returns to be due for the periods covered thereby from ENB to any applicable taxing authority, on or prior to the Closing Date other than taxes which (i) are not delinquent or are being contested in good faith,
(ii) have not been finally determined, or (iii) the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) To the knowledge of ENB, there are no material disputes pending, or claims asserted in writing, for taxes or assessments upon ENB, nor has ENB been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period.

     (c) Proper and accurate amounts have been withheld by ENB from its employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so is not reasonably likely to have a Material Adverse Effect.

     2.08 Contracts.

     (a) Except as described in ENB Disclosure Schedule 2.08(a) or 2.12, ENB is not a party to or subject to: (i) any employment, consulting, severance, "change-in-control" or termination contract or arrangement with any officer, director, employee, independent contractor, agent or other person, except for "at will" arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any officer, director, employee, independent contractor, agent or other person; (iii) any collective bargaining agreement with any labor union relating to employees of ENB; (iv) except in the ordinary course of business, any material instrument evidencing or related to indebtedness for borrowed money, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which ENB is an obligor to any person, or which contains financial covenants or other restrictions, other than those relating to the payment of principal and interest when due, which would be applicable on or after the Closing Date; (v) any contract, other than this Agreement, which restricts or prohibits ENB from engaging in any type of business permissible under applicable law; or (vi) except in the ordinary course of business, any lease for real property.

     (b) All the contracts, plans, arrangements and instruments listed in ENB Disclosure Schedule 2.08(a) are in full force and effect on the date hereof, and neither ENB nor, to the knowledge of ENB, any other party to any such contract, plan, arrangement or instrument, has breached any provision of, or is in default under any term of, any such contract, plan, arrangement or instrument the breach of which or default under which will have a Material Adverse Effect, and no party to any such contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions thereof as a result of the transactions contemplated by this Agreement, the termination of which will have a Material Adverse Effect. Except as otherwise described in ENB Disclosure Schedule 2.08(a) or 2.12, no plan, employment agreement, termination agreement or similar agreement or arrangement to which ENB is a party or under which ENB may be bound (i) contains provisions which permit an employee or an independent contractor to terminate it without cause and continue to accrue future benefits thereunder; (ii) provides for acceleration in the vesting of benefits thereunder upon the occurrence of a change in ownership or control or merger or other acquisition of ENB; or (iii) requires ENB to provide a benefit in the form of ENB Common Stock or determined by reference to the value of ENB Common Stock.

     2.09 Ownership of Property; Insurance Coverage.

     (a) ENB has, and will have as to property acquired after the date hereof, good, and as to real property, marketable, title to all material assets and properties owned by ENB, whether real or personal, tangible or intangible, including securities, assets and properties reflected in the balance sheets contained in the ENB Financials or acquired subsequent thereto (except to the extent that such securities are held in any fiduciary or agency capacity and except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, or have been disposed of as obsolete since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith, (ii) liens for current taxes not yet due and payable, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, and (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business. ENB has the right under leases of material properties used by ENB in the conduct of its business to occupy and use all such properties in all material respects as presently occupied and used by it.

     (b) With respect to all agreements pursuant to which ENB has purchased securities subject to an agreement to resell, if any, ENB has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby, except to the extent that any failure to obtain such a lien or maintain such collateral would not, individually or in the aggregate, have a Material Adverse Effect.

     (c) ENB currently maintains insurance in amounts considered by ENB to be reasonable for its operations, and such insurance is similar in scope and coverage in all material respects to that maintained by other businesses similarly situated. ENB has not received notice from any insurance carrier that
(i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such insurance will be substantially increased except to the extent such cancellation, reduction, elimination or increase would not have a Material Adverse Effect.

     (d) ENB currently maintains such fidelity bonds and errors and omissions insurance as may be customary or required under applicable laws or regulations.

     2.10 Legal Proceedings. ENB is not a party to any, and there are no pending or, to ENB's knowledge, threatened, legal, administrative, arbitration or other proceedings, claims, actions, customer complaints, or governmental investigations or inquiries of any nature (i) against ENB, (ii) to which the assets of ENB are subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could materially adversely affect the ability of ENB to perform its obligations under this Agreement, except for any proceedings, claims, actions, investigations, or inquiries referred to in clauses (i) or (ii) which, individually or in the aggregate, will not have a Material Adverse Effect.

     2.11 Compliance with Applicable Law.

     (a) ENB holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its businesses under, and has complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Regulatory Authority relating to it, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of its businesses nor otherwise have a Material Adverse Effect.

     (b) ENB has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authority, and has filed all other reports and statements required to be filed by it, including without limitation any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Regulatory Authority, and has paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect.

     (c) No Regulatory Authority has initiated any proceeding or, to the knowledge of ENB, investigation into the business or operations of ENB, except where any such proceedings or investigations will not, individually or in the aggregate, have a Material Adverse Effect, or such proceedings or investigations have been terminated or otherwise resolved.

     (d) ENB has not received any notification or communication from any Regulatory Authority (i) asserting that ENB has not complied with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, unless such assertion has been waived, withdrawn or otherwise resolved; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to ENB; (iii) requiring or threatening to require ENB, or indicating that ENB may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of ENB; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of ENB (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement"), in each case except as would not have a Material Adverse Effect. ENB has not received, consented to, or entered into any Regulatory Agreement which would have, individually or in the aggregate, a Material Adverse Effect.

     (e) To the knowledge of ENB, there is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any Regulatory Agreement which if resolved in a manner adverse to ENB would have a Material Adverse Effect.

     (f) There is no injunction, order, judgment or decree imposed upon ENB or the assets of ENB which has had, or, to the knowledge of ENB, will have, a Material Adverse Effect.

     2.12 ERISA.

     (a) ENB has delivered to NPB true and complete copies of any employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other material employee benefit plans, policies, agreements and arrangements, all of which are set forth in ENB Disclosure Schedule 2.12, currently maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of ENB (the "ENB Benefit Plans"), together with (i) the most recent actuarial (if any) and financial reports relating to those ENB Benefit Plans which constitute "qualified plans" under IRC Section 401(a), (ii) the most recent Form 5500 (if any) relating to such ENB Benefit Plans filed by them, respectively, with the Internal Revenue Service, and (iii) the most recent Internal Revenue Service determination letter which pertain to any such ENB Benefit Plans. Neither ENB nor any pension plan (within the meaning of ERISA Section 3(2)) maintained by ENB has incurred any liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service with respect to any pension plan qualified under IRC Section 401(a), except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA
Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) (with respect to which the 30 day notice requirement has not been waived) occurred with respect to any such pension plan. ENB has not incurred any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. Each ENB Benefit Plan has been maintained, operated and administered in compliance in all respects with its terms and related documents or agreements and the applicable provisions of all laws, including ERISA and the IRC, except where any such non-compliance would not have a Material Adverse Effect. As of the date hereof, ENB is not aware of any existing or contemplated audit of its employee benefit plans by the Internal Revenue Service or the U.S. Department of Labor.

     (b) With respect to any services which ENB may provide as a sponsor, fiduciary, trustee or otherwise for any plan, program, or assignment subject to ERISA (other than any ENB Benefit Plan), ENB (i) has correctly computed all contributions, payments or other amounts for which it is responsible, (ii) has not engaged in any prohibited transactions (as defined in ERISA Section 406 for which an exemption does not exist), and (iii) has not incurred any liability to any beneficiary or sponsor of any ERISA plan as a result of any negligence in the performance of its duties except where any such action or inaction would not have a Material Adverse Effect.

     2.13 Brokers and Finders. Neither ENB nor any of its officers, directors, employees, independent contractors or agents, has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the transactions contemplated by this Agreement, except for Berwind Financial, L.P. ("Berwind") whose engagement letter with ENB is included in ENB Disclosure Schedule 2.13.

     2.14 Environmental Matters.

     (a) Except as set forth on ENB Disclosure Schedule 2.14, to the knowledge of ENB, neither ENB, any ENB Subsidiary, nor any property owned or operated by ENB or any ENB Subsidiary has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. Except as disclosed in ENB Disclosure Schedule 2.14, there are no actions, suits or proceedings, or demands, claims or notices, including without limitation notices, demand letters or requests for information from any Regulatory Authority, instituted or pending, or to the knowledge of ENB, threatened, or any investigation pending, relating to the liability of ENB or any ENB Subsidiary with respect to any property owned or operated by ENB or any ENB Subsidiary under any Environmental Law, except as to any such actions or other matters which will not result in a Material Adverse Effect.

     (b) Except as set forth on ENB Disclosure Schedule 2.14, no property, now or formerly owned or operated by ENB or any ENB Subsidiary or on which ENB or any ENB Subsidiary holds or held a mortgage or other security interest or has foreclosed or taken a deed in lieu, has been listed or proposed for listing on the National Priority List under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, on the Comprehensive Environmental Response Compensation and Liabilities Information System, or any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against ENB or any ENB Subsidiary for response costs, remedial work, investigation, damage to natural resources or for personal injury or property damage claim, including, but not limited to, claims under CERCLA, which would have a Material Adverse Effect.

     2.15 Business of ENB. Since June 30, 1998, ENB has not, in any material respect, (i) increased the wages, salaries, compensation, pension or other employee benefits payable to any executive officer, employee or director except as is permitted in Section 4.01(d), (ii) eliminated employee benefits, (iii) deferred routine maintenance of real property or leased premises, (iv) eliminated a reserve where the liability related to such reserve has remained,
(v) failed to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in the businesses of ENB, or
(vi) had extraordinary reduction or deferral of ordinary or necessary expenses.

     2.16 CRA Compliance. ENB is in material compliance with the applicable provisions of the CRA, and, as of the date hereof, ENB has received a CRA rating of "satisfactory" or better from the OCC. ENB knows of no fact or circumstance or set of facts or circumstances which would cause ENB to fail to comply with such provisions in a manner which would have a Material Adverse Effect.

     2.17 Allowance for Loan Losses. The allowance for loan losses shown, and to be shown, on the balance sheets contained in the ENB Financials have been, and will be, established in accordance with generally accepted accounting principles and all applicable regulatory criteria.

     2.18  Information  to be  Supplied.  The  information  supplied  by ENB for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, and as of the date the Prospectus/Proxy Statement is mailed to shareholders of ENB and NPB and up to and including the dates of the meetings of shareholders of ENB and NPB to which such Prospectus/Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading. The information supplied by ENB for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the dates of any required regulatory approvals or consents, as it may be amended by subsequent filings, be accurate in all material respects.

     2.19 Related Party Transactions. Except as previously disclosed to NPB, disclosed on ENB Disclosure Schedule 2.19, or as is disclosed in the footnotes to the ENB Financials, as of the date hereof, ENB is not a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of ENB; and all such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (as defined in Section 13(d) of the Exchange Act, and the rules and regulations thereunder), except with respect to variations in such terms as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in ENB Disclosure Schedule 2.19, as of the date hereof, no loan or credit accommodation to any Affiliate of ENB is presently in default or, during the three-year period prior to the date of this Agreement, has been in material default or has been restructured, modified or extended in any manner which would have a Material Adverse Effect. To ENB's knowledge, as of the date hereof, principal and interest with respect to any such loan or other credit accommodation will be paid when due and the loan grade classification accorded such loan or credit accommodation is appropriate.

     2.20 Loans. Each loan reflected as an asset in the ENB Financials (a) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct and (b) to the extent secured, has been secured by valid liens and security interests which have been perfected, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on ENB.

     2.21 Accounting for the Merger; Reorganization. As of the date hereof, ENB does not have any reason to believe that the Merger will fail to qualify (i) for "pooling of interests" accounting treatment under generally accepted accounting principles, or (ii) as a reorganization under Section 368(a) of the IRC.

     2.22 Fairness Opinion. ENB has received a written opinion from Berwind to the effect that, as of the date hereof, the consideration to be received by shareholders of ENB pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

     2.23 Year 2000 Compliance. ENB is in compliance in all material respects with the Year 2000 compliance time-frames established in OCC Advisory Letter 97-6, the safety and soundness and other guidelines for Year 2000 business risk issued from time to time by the Federal Financial Institutions Examination Council, and the guidance contained in OCC Advisory Letters 97-10 (December 17,
1997) and 98-1 (January 20, 1998), except to the extent that the failure so to comply would not have a Material Adverse Effect.


                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF NPB

     NPB hereby represents and warrants to ENB as follows:

     3.01 Organization.

     (a) NPB is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. NPB is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended. NPB has the corporate power to carry on its businesses and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. NPB is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

     (b) Bank is a national banking association duly organized and validly existing under the laws of the United States of America. Bank has the corporate power to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Bank is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

     (c) The respective minute books of NPB and Bank accurately record, in all material respects, all material corporate actions of their respective shareholders and board of directors, including committees, in each case in accordance with their normal business practices.

     (d) NPB has delivered to ENB true and correct copies of the respective articles of incorporation, articles of association and bylaws of NPB and Bank, as in effect on the date hereof.

     3.02 Capitalization.

     (a) The authorized capital stock of NPB consists of (a) 62,500,000 shares of common stock, without par value ("NPB Common Stock"), of which at the date hereof 240,692 shares are validly issued and held by NPB as treasury stock and 10,488,135 shares are validly issued and outstanding, fully paid and nonassessable, and (b) 1,000,000 shares of preferred stock, without par value, of which none are issued. NPB has not issued nor is NPB bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale, or issuance of, or right to receive dividends or other distributions on, any shares of NPB Common Stock or any other security of NPB or any securities representing the right to vote, purchase or otherwise receive any shares of NPB Common Stock or any other security of NPB, except (i) for options to acquire shares of NPB Common Stock issued under NPB's various stock option plans, (ii) pursuant to NPB's employee stock purchase plan, dividend reinvestment plan and directors' fee plan, and (iii) pursuant to the Rights Agreement. On June 24, 1998, NPB declared the NPB Stock Split.

     (b)  NPB  owns  all  of the  capital  stock  of  Bank  and  the  other  NPB
Subsidiaries, free and clear of any lien or encumbrance. Except for NPB's Subsidiaries, NPB does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests in the investment portfolio of NPB's Subsidiaries, equity interests held by NPB's Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of NPB's Subsidiaries.

     3.03 Authority; No Violation.

     (a) NPB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Bank has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger. The execution and delivery of this Agreement by NPB and the consummation by NPB of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of NPB by unanimous vote and, except for approval by the shareholders of NPB as required by Nasdaq requirements applicable to it (consisting of the affirmative vote of a majority of the shares of NPB Common Stock voting at the NPB Shareholders Meeting), no other corporate proceedings on the part of NPB are necessary to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Bank and the consummation by Bank of the Merger have been duly and validly approved by the Board of Directors of Bank by unanimous vote and by NPB as sole shareholder of Bank, and no other corporate proceedings on the part of Bank are necessary to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by NPB and, subject to approval by the shareholders of NPB under Nasdaq requirements applicable to it and receipt of the required approvals of Regulatory Authorities described in
Section 3.04 hereof, constitutes the valid and binding obligation of NPB, enforceable against NPB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. This Agreement has been duly and validly executed and delivered by Bank and, subject to receipt of the required approvals of Regulatory Authorities described in
Section 3.04 hereof, constitutes the valid and binding obligation of Bank, enforceable against Bank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

     (b) (i) The execution and delivery of this Agreement by NPB, (ii) the execution and delivery of this Agreement by Bank, (iii) subject to receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and NPB's, Bank's and ENB's compliance with any conditions contained therein, the consummation of the Merger, and (iv) compliance by NPB or Bank with any of the terms or provisions hereof, does not and will not: (A) conflict with or result in a breach of any provision of the respective articles of incorporation, articles of association or bylaws of NPB or Bank; (B) violate any statute, rule, regulation, judgment, order, writ, decree or injunction applicable to NPB or Bank or any of their respective properties or assets; or (C) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of NPB or Bank under, any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which NPB or Bank is a party, or by which they or any of their respective properties or assets may be bound or affected, excluding from clauses
(B) and (C) any such items which, in the aggregate, would not have a Material Adverse Effect.

     3.04 Consents. Except for consents and approvals of, or filings with, the SEC, the OCC, the NASD and state securities or "blue sky" authorities, no consents or approvals of, or filings or registrations with, any public body or authority are necessary in connection with the execution and delivery of this Agreement by NPB or Bank or, except for the approval of this Agreement by the shareholders of NPB, the consummation of the Merger.

     3.05 Financial Statements.

     (a) NPB has delivered to ENB the NPB Financials, except those pertaining to quarterly periods commencing after June 30, 1998, which it will deliver to ENB within 45 days after the end of the respective quarter. The delivered NPB Financials fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of NPB as of and for the periods ended on the dates thereof, in accordance with generally accepted accounting principles consistently applied, except in each case as noted therein and, in the case of interim period financial statements, subject to normal year-end adjustments and footnotes thereto.

     (b) To the knowledge of NPB, NPB did not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not fully reflected or reserved against in the balance sheets included in the NPB Financials at the date of such balance sheets which would have been required to be reflected therein in accordance with generally accepted accounting principles consistently applied or disclosed in a footnote thereto, except for liabilities and obligations which were incurred in the ordinary course of business consistent with past practice, and except for liabilities and obligations which are within the subject matter of a specific representation and warranty herein or which otherwise have not had a Material Adverse Effect.

     3.06 No Material Adverse Change. NPB has not suffered any adverse change in its assets, business, financial condition or results of operations since June 30, 1998 which change has had a Material Adverse Effect.

     3.07 Taxes.

     (a) NPB has filed, and will file, in correct form all federal, state and local tax returns required to be filed by or with respect to NPB on or prior to the Closing Date except to the extent that any failure to file or any inaccuracies would not, individually or in the aggregate, have a Material Adverse Effect, and has paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which are shown on such returns to be due for the periods covered thereby from NPB to any applicable taxing authority, on or prior to the Closing Date other than taxes which (i) are not delinquent or are being contested in good faith, (ii) have not been finally determined, or (iii) the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) To the knowledge of NPB, there are no material disputes pending, or claims asserted in writing, for taxes or assessments upon NPB, nor has NPB been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period.

     (c) Proper and accurate amounts have been withheld by NPB from its employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so is not reasonably likely to have a Material Adverse Effect.

     3.08 Ownership of Property; Insurance Coverage.

     (a) NPB has, and will have as to property acquired after the date hereof, good, and as to real property, marketable, title to all material assets and properties owned by NPB, whether real or personal, tangible or intangible, including securities, assets and properties reflected in the balance sheets contained in the NPB Financials or acquired subsequent thereto (except to the extent that such securities are held in any fiduciary or agency capacity and except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, or have been disposed of as obsolete since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities for borrowed money and that are described in NPB Disclosure
Schedule 3.08(a) or permitted under Article IV hereof, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) liens for current taxes not yet due and payable, (iv) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, and (v) dispositions and encumbrances for adequate consideration in the ordinary course of business. NPB has the right under leases of material properties used by NPB in the conduct of its business to occupy and use all such properties in all material respects as presently occupied and used by it.

     (b) With respect to all agreements pursuant to which NPB has purchased securities subject to an agreement to resell, if any, NPB has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby, except to the extent that any failure to obtain such a lien or maintain such collateral would not, individually or in the aggregate, have a Material Adverse Effect.

     (c) NPB currently maintains insurance in amounts considered by NPB to be reasonable for its operations, and such insurance is similar in scope and coverage in all material respects to that maintained by other businesses similarly situated. NPB has not received notice from any insurance carrier that
(i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such insurance will be substantially increased except to the extent such cancellation, reduction, elimination or increase would not have a Material Adverse Effect.

     (d) NPB currently maintains such fidelity bonds and errors and omissions insurance as may be customary or required under applicable laws or regulations.

     3.09 Legal Proceedings. Neither NPB nor any NPB Subsidiary is a party to any, and there are no pending or, to NPB's knowledge, threatened, legal, administrative, arbitration or other proceedings, claims, actions, customer complaints, or governmental investigations or inquiries of any nature (i) against NPB or any NPB Subsidiary, (ii) to which the assets of NPB or any NPB Subsidiary are subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could materially adversely affect the ability of NPB or Bank to perform its obligations under this Agreement, except for any proceedings, claims, actions, investigations, or inquiries referred to in clauses (i) or (ii) which, individually or in the aggregate, will not have a Material Adverse Effect.

     3.10 Compliance with Applicable Law.

     (a) NPB and its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Regulatory Authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their respective businesses nor otherwise have a Material Adverse Effect.

     (b) NPB and its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Regulatory Authority, and have filed all other reports and statements required to be filed by them, including without limitation any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Regulatory Authority, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect.

     (c) No Regulatory Authority has initiated any proceeding or, to the knowledge of NPB, investigation into the businesses or operations of NPB or any of its Subsidiaries, except where any such proceedings or investigations will not, individually or in the aggregate, have a Material Adverse Effect, or such proceedings or investigations have been terminated or otherwise resolved.

     (d) Neither NPB nor any NPB Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that NPB or any NPB Subsidiary has not complied with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, unless such assertion has been waived, withdrawn or otherwise resolved; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to NPB or any NPB Subsidiary; (iii) requiring or threatening to require NPB or any NPB Subsidiary or indicating that NPB or any NPB Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of NPB or any NPB Subsidiary; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of NPB or any NPB Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement") in each case except as would not have a Material Adverse Effect. Neither NPB nor any NPB Subsidiary has received, consented to, or entered into any Regulatory Agreement which would have, individually or in the aggregate, a Material Adverse Effect.

     (e) To the knowledge of NPB, there is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any Regulatory Agreement which if resolved in a manner adverse to NPB would have a Material Adverse Effect.

     (f) There is no injunction, order, judgment or decree imposed upon NPB or any NPB Subsidiary or the assets of NPB or any NPB Subsidiary which has had, or, to the knowledge of NPB, will have, a Material Adverse Effect.

     3.11 ERISA.

     (a) NPB has delivered to ENB true and complete copies of any employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other material employee benefit plans, policies, agreements and arrangements, all of which are set forth in NPB Disclosure Schedule 3.11, currently maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of NPB (the "NPB Benefit Plans"), together with (i) the most recent actuarial (if any) and financial reports relating to those NPB Benefit Plans which constitute "qualified plans" under IRC Section 401(a), (ii) the most recent Form 5500 (if any) relating to such NPB Benefit Plans filed by them, respectively, with the Internal Revenue Service, and (iii) the most recent Internal Revenue Service determination letters which pertain to any such NPB Benefit Plans. Neither NPB nor any pension plan (within the meaning of ERISA Section 3(2)) maintained by NPB has incurred any liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service with respect to any pension plan qualified under IRC Section 401(a), except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) (with respect to which the 30 day notice requirement has not been waived) occurred with respect to any such pension plan. NPB has not incurred any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. Each NPB Benefit Plan has been maintained, operated and administered in compliance in all respects with its terms and related documents or agreements and the applicable provisions of all laws, including ERISA and the IRC, except where any such non-compliance would not have a Material Adverse Effect. As of the date hereof, NPB is not aware of any existing or contemplated audit of its employee benefit plans by the Internal Revenue Service or the U.S. Department of Labor.

     (b) With respect to any services which NPB or any NPB Subsidiary may provide as a sponsor, fiduciary, trustee or otherwise for any plan, program, or assignment subject to ERISA (other than any NPB Benefit Plan), NPB and each NPB Subsidiary (i) has correctly computed all contributions, payments or other amounts for which it is responsible, (ii) has not engaged in any prohibited transactions (as defined in ERISA Section 406 for which an exemption does not exist), and
(iii) has not incurred any liability to any beneficiary or sponsor of any ERISA plan as a result of any negligence in the performance of its duties, except where any such action or inaction would not have a Material Adverse Effect.

     3.12 Brokers and Finders. Neither NPB nor any of its officers, directors, employees, independent contractors or agents, has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the transactions contemplated by this Agreement, except for LSC Financial Services, Inc. ("LSC") whose engagement letter with NPB is included in NPB Disclosure Schedule 3.12.

     3.13 Environmental Matters.

     (a) Except as set forth on NPB Disclosure Schedule 3.13, to the knowledge of NPB, neither NPB, any NPB Subsidiary, nor any property owned or operated by NPB or any NPB Subsidiary has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. Except as disclosed in NPB Disclosure Schedule 3.13, there are no actions, suits or proceedings, or demands, claims or notices, including without limitation notices, demand letters or requests for information from any Regulatory Authority, instituted or pending, or to the knowledge of NPB, threatened, or any investigation pending, relating to the liability of NPB or any NPB Subsidiary with respect to any property owned or operated by NPB or any NPB Subsidiary under any Environmental Law, except as to any such actions or other matters which will not result in a Material Adverse Effect.

     (b) Except as set forth on NPB Disclosure Schedule 3.13, no property, now or formerly owned or operated by NPB or any NPB Subsidiary or on which NPB or any NPB Subsidiary holds or held a mortgage or other security interest or has foreclosed or taken a deed in lieu, has been listed or proposed for listing on the National Priority List under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, on the Comprehensive Environmental Response Compensation and Liabilities Information System, or any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against NPB or any NPB Subsidiary for response costs, remedial work, investigation, damage to natural resources or for personal injury or property damage claim, including, but not limited to, claims under CERCLA, which would have a Material Adverse Effect.

     3.14 Business of NPB. Since June 30, 1998, NPB has not, in any material respect, (i) increased the wages, salaries, compensation, pension or other employee benefits payable to any executive officer, employee or director, (ii) eliminated employee benefits, (iii) deferred routine maintenance of real property or leased premises, (iv) eliminated a reserve where the liability related to such reserve has remained, (v) failed to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in the businesses of NPB, or (vi) had extraordinary reduction or deferral of ordinary or necessary expenses.

     3.15 CRA Compliance. Bank is in material compliance with the applicable provisions of the CRA, and, as of the date hereof, Bank has received a CRA rating of "satisfactory" or better from the OCC. Neither NPB nor Bank know of any fact or circumstance or set of facts or circumstances which would cause Bank to fail to comply with such provisions in a manner which would have a Material Adverse Effect.

     3.16 Allowance for Loan Losses. The allowance for loan losses shown, and to be shown, on the balance sheets contained in the NPB Financials have been, and will be, established in accordance with generally accepted accounting principles and all applicable regulatory criteria.

     3.17  Information  to be  Supplied.  The  information  supplied  by NPB for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, and as of the date the Prospectus/Proxy Statement is mailed to shareholders of ENB and NPB and up to and including the dates of the meetings of shareholders of ENB and NPB to which such Prospectus/Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading. The information supplied by NPB for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the dates of any required regulatory approvals or consents, as it may be amended by subsequent filings, be accurate in all material respects.

     3.18 Related  Party  Transactions.  Except as  disclosed in NPB  Disclosure
Schedule 3.18 or in the footnotes to the NPB Financials, as of the date hereof, NPB is not a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of NPB; and all such transactions (i) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (as defined in Section 13(d) of the Exchange Act, and the rules and regulations thereunder), except with respect to variations in such terms as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in NPB Disclosure Schedule 3.18, as of the date hereof, no loan or credit accommodation to any Affiliate of NPB is presently in default or, during the three-year period prior to the date of this Agreement, has been in material default or has been restructured, modified or extended in any manner which would have a Material Adverse Effect. To NPB's knowledge, as of the date hereof, principal and interest with respect to any such loan or other credit accommodation will be paid when due and the loan grade classification accorded such loan or credit accommodation is appropriate.

     3.19 Loans. Each loan reflected as an asset in the NPB Financials (a) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct and (b) to the extent secured, has been secured by valid liens and security interests which have been perfected, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on NPB.

     3.20 Accounting for the Merger; Reorganization. As of the date hereof, NPB does not have any reason to believe that the Merger will fail to qualify (i) for "pooling of interests" accounting treatment under generally accepted accounting principles, or (ii) as a reorganization under Section 368(a) of the IRC. NPB shall not take any action which would preclude the Merger from qualifying for "pooling of interests" accounting treatment under generally accepted accounting principles or as a reorganization within the meaning of Section 368 of the IRC.

     3.21 Fairness Opinion. NPB has received a written opinion from LSC to the effect that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the shareholders of NPB.

     3.22 Year 2000 Compliance. NPB and its Subsidiaries are in compliance in all material respects with the Year 2000 compliance time-frames established in OCC Advisory Letter 97-6, the safety and soundness and other guidelines for Year 2000 business risk issued from time to time by the Federal Financial Institutions Examination Council, and the guidance contained in OCC Advisory Letters 97-10 (December 17, 1997) and 98-1 (January 20, 1998), except to the extent that the failure so to comply would not have a Material Adverse Effect.

     3.23 NPB Common Stock. The shares of NPB Common Stock to be issued and delivered to ENB shareholders in accordance with this Agreement, when so issued and delivered, will be validly authorized and issued and fully paid and non-assessable, and no shareholder of NPB shall have any pre-emptive right with respect thereto.

     3.24 Securities Documents. NPB has delivered to ENB copies of its (i) annual reports on SEC Form 10-K for the years ended December 31, 1997 and 1996,
(ii) quarterly report on SEC Form 10-Q for the quarter ended March 31, 1998 and all other reports, registration statements and filings filed with the SEC since January 1, 1998, and (iii) proxy materials used in connection with its meetings of shareholders held in 1998 and 1997. Such reports and proxy materials complied, in all material respects,and any future SEC reports , filings, and proxy materials will comply, with the rules and regulations of the SEC to the extent applicable thereto, and all such SEC reports, filings and proxy materials did not and will not, at the time of such filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

     3.25  Eligible  Bank.  Bank is an  eligible  bank,  as defined in 12 C.F.R.
Section 5.3(g), and NPB and Bank will take all reasonable steps necessary to use a streamlined merger application (the "Merger Application") and obtain an expedited review of the Merger from the OCC, as contemplated by 12 C.F.R. Sections 5.33(i) and (j).


                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

     4.01 Conduct of ENB's Business. Through the Closing Date, ENB shall in all material respects conduct its businesses and engage in transactions only in the ordinary course and consistent with past practice, except as otherwise required by this Agreement or with the written consent of NPB. ENB shall use its reasonable good faith efforts to preserve its business organization intact, maintain good relationships with employees, and preserve the good will of customers of ENB and others with whom business relationships exist, provided that job vacancies that occur prior to the Effective Date through attrition shall not be filled unless the integration team referred to in Section 4.07(b)(vi) hereof deems it essential. Through the Closing Date, except as otherwise consented to in writing by NPB (such consent shall not be unreasonably withheld) or as permitted by this Agreement, ENB shall not:

     (a) change any provision of its articles of association or bylaws;

     (b) change the number of authorized or issued shares of its capital stock, repurchase any shares of capital stock, or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of ENB capital stock, except that (i) ENB may issue up to an aggregate of 44,424 shares of ENB Common Stock upon the valid exercise of any ENB options issued and outstanding on the date hereof, and (ii) ENB may pay its regular quarterly cash dividend of $.06 per share of ENB Common Stock;

     (c) grant any severance or termination pay, other than pursuant to policies or agreements of ENB in effect on the date hereof, to, or enter into or amend any employment, consulting, severance, "change-in-control" or termination contract or arrangement with, any officer, director, employee, independent contractor, agent or other person associated with ENB;

     (d) except for routine periodic pay increases, merit pay increases and pay-raises in connection with promotions, all in accordance with past practice, and except for retention bonuses on account of the Merger granted in good faith reasonable amounts, increase the rate of compensation of, or pay any bonus to, any director, officer, employee, independent contractor, agent or other person associated with ENB; or grant job promotions other than in accordance with past practice; provided, however, that ENB may adjust pay and bonuses for extraordinary efforts in the management of special projects, development of new products, outstanding departmental leadership and the like, in amounts in excess of that provided for in the salary administration program if such costs are fully accrued on the Closing Date;

     (e) merge or consolidate ENB with any other corporation; sell or lease all or any substantial portion of the assets or businesses of ENB; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization; relocate or surrender its certificate of authority to maintain, or file an application for the relocation of, any existing branch office; or file an application for a certificate of authority to establish a new branch office;

     (f) except for the sale of the excess property located at the Blue Rock Center in the Borough of Elverson, Chester County, sell or otherwise dispose of any material asset of ENB, other than in the ordinary course of business, consistent with past practice; subject any asset of ENB to a lien, pledge, security interest or other encumbrance, other than in the ordinary course of business consistent with past practice; modify in any material manner the manner in which ENB has heretofore conducted its business or enter into any new line of business; incur any indebtedness for borrowed money, except in the ordinary course of business, consistent with past practice;

     (g) take any action which would result in any of the conditions set forth in Article V hereof not being satisfied;

     (h) change any method, practice or principle of accounting, except as required by changes in generally accepted accounting principles concurred in by its independent certified public accountants; or change any assumption underlying, or any method of calculation of, depreciation of any type of asset or establishment of any reserve;

     (i) waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing agreement to which ENB is a party, other than in the ordinary course of business, consistent with past practice;

     (j) implement any pension, retirement, profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or amend any existing plan or arrangement except as required by law or to the extent such amendments do not result in a material increase in cost;

     (k) amend or otherwise modify the underwriting and other lending guidelines and policies of ENB in effect as of the date hereof or otherwise fail to conduct its lending activities in the ordinary course of business consistent with past practice;

     (l) enter into, renew, extend or modify any other transaction with any Affiliate, other than deposit and loan transactions in the ordinary course of business and which are in compliance with the requirements of applicable laws and regulations, except as to any transaction disclosed on ENB Disclosure
Schedule 2.19;

     (m) enter into any interest rate swap, floor or cap or similar commitment, agreement or arrangement;

     (n) take any action that would give rise to a right of payment to any individual under any employment agreement except in the ordinary course of business consistent with past practice;

     (o) purchase any security for its investment portfolio (i) rated less than "AAA" by either Standard & Poor's Corporation or Moody's Investor Services, Inc., or (ii) with a remaining maturity more than five (5) years;

     (p) except for good faith reasonable renovation or repair expenses to ENB's physical facilities, make any capital expenditure of $250,000 or more; or undertake or enter into any lease, contract or other commitment for its account, other than in the ordinary course of business, involving an unbudgeted expenditure by ENB of more than $250,000, or extending beyond twelve (12) months from the date hereof;

     (q) take any action that would preclude the Merger from qualifying (A) for "pooling of interests" accounting treatment under generally accepted accounting principles or (B) as a reorganization within the meaning of Section 368 of the IRC; or

     (r) agree to do any of the foregoing.

     4.02 Access; Confidentiality.

     (a) Through the Closing Date, each party hereto shall afford to the other, including its authorized agents and representatives, reasonable access to its properties, assets, books and records and personnel, at reasonable hours and after reasonable notice; and the officers of each party shall furnish the other party making such investigation, including its authorized agents and representatives, with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel as the party making such investigation, or its authorized agents and representatives, shall from time to time reasonably request.

     (b) Each party hereto agrees that it, and its authorized agents and representatives, will conduct such investigation and discussions hereunder in a confidential manner and otherwise in a manner so as not to interfere unreasonably with the other party's normal operations and customer and employee relationships. Neither ENB nor NPB, nor any of their respective Subsidiaries, shall be required to provide access to or disclose information where such access or disclosure would violate or prejudice the rights of customers, jeopardize attorney-client privilege or similar privilege with respect to such information or contravene any law, rule, regulation, decree, order, fiduciary duty or agreement entered into prior to the date hereof.

     (c) All information furnished to NPB or ENB by the other in connection with the transactions contemplated by this Agreement, whether prior to the date of this Agreement or subsequent hereto, shall be held in confidence to the extent required by, and in accordance with, the two confidentiality agreements dated June 15, 1998 between NPB and ENB (collectively, the "Confidentiality Agreements").

     4.03 Regulatory Matters. Through the Closing Date:

     (a) NPB and ENB shall cooperate with one another in the preparation of the Registration Statement (including the Prospectus/Proxy Statement) and all Applications and the making of all filings for, and shall use their reasonable best efforts to obtain, as promptly as practicable, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, and in particular, NPB shall use its reasonable efforts to file the Merger Application within one month of the date hereof. Each of NPB and ENB shall give the other reasonable time to review any Application to be filed by it prior to the filing of such Application with the relevant Regulatory Authority, and each shall consult one another with respect to the substance and status of such filings. It is the intent of the parties hereto to cause the Registration Statement (including the Prospectus/Proxy Statement) to be declared effective by the SEC with financial information included therein as of June 30, 1998, subject to the terms of this Agreement (including the right of ENB to designate the date of the ENB Shareholders Meeting pursuant to Section 4.07(a)(i)) and provided further NPB acknowledges that ENB is not a registrant under the Exchange Act and accordingly preparation of additional information may be required.

     (b) ENB and NPB shall each promptly furnish the other with copies of written communications to, or received by them from, any Regulatory Authority in respect of the transactions contemplated hereby.

     (c) ENB and NPB shall cooperate with each other in the foregoing matters and shall furnish the other with all information concerning itself as may be necessary or advisable in connection with any Application or filing, including the Registration Statement and any report filed with the SEC, made by or on behalf of such party to or with any Regulatory Authority in connection with the transactions contemplated by this Agreement, and in each such case, such information shall be accurate and complete in all material respects. In connection therewith, ENB and NPB shall use their reasonable good faith efforts to provide each other certificates, "comfort" letters and other documents reasonably requested by the other.

     4.04 Taking of Necessary Actions. Through the Closing Date, in addition to the specific agreements contained herein, each party hereto shall use reasonable best efforts to take, or in the case of NPB cause to be taken by each of its Subsidiaries, all actions, and to do, or in the case of NPB cause to be done by each of its Subsidiaries, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, if necessary, appealing any adverse ruling in respect of any Application.

     4.05 No Solicitation. ENB shall not, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, initiate, solicit, encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person in furtherance of an Acquisition Proposal, or agree to or endorse any Acquisition Proposal, and ENB shall (unless it believes such notification could violate the ENB Board of Directors' fiduciary duties) notify NPB as promptly as practicable, in reasonable detail, as to any inquiries and proposals which it or any of its representatives or agents may receive; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, (i) ENB may furnish or cause to be furnished confidential and non-public information concerning ENB and its businesses, properties or assets to a third party, (ii) ENB may engage in discussions or negotiations with a third party, (iii) following receipt of an Acquisition Proposal, ENB may take and disclose to its shareholders a position with respect to such Acquisition Proposal, and/or (iv) following receipt of an Acquisition Proposal, the ENB Board of Directors may withdraw or modify its recommendation of the Merger or terminate this Agreement, but in respect of the foregoing clause (iv) only to the extent that the ENB Board of Directors shall conclude in good faith after consultation with its legal and financial advisors that such Acquisition Proposal, if consummated pursuant to its terms, would result in an alternative transaction that is more favorable to ENB shareholders than the Merger. As used herein, the term "Acquisition Proposal" means: (x) any acquisition or purchase of a significant amount of the assets of ENB, or any equity interest in ENB or any take-over bid or tender offer (including an issuer bid or self tender offer) or exchange offer, consolidation, plan or arrangement, reorganization, consolidation, business combination, sale of substantially all of the assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving ENB (other than the transactions contemplated by this Agreement) or
(y) any proposal, plan or intention to do any of the foregoing either publicly announced or communicated to ENB or any agreement to engage in any of the foregoing.

     4.06 Update of Disclosure Schedules. Through the Closing Date, ENB shall update the ENB Disclosure Schedule, and NPB shall update the NPB Disclosure Schedule, as promptly as practicable after the occurrence of any event which, if such event had occurred prior to the date hereof, would have been disclosed on such schedule.

     4.07 Other Undertakings by NPB and ENB.

     (a) Undertakings of ENB.

          (i) Shareholder Approval. ENB shall submit this Agreement to its shareholders for approval at a meeting (the "ENB Shareholders Meeting") which may, in ENB's sole discretion, be held after all consents of any Regulatory Authorities have been obtained. In the event that any such consent has not been obtained prior to the date established in the Prospectus/Proxy Statement for such meeting, such meeting may be postponed or adjourned at the sole discretion of ENB. The ENB Shareholders Meeting shall be held not later than 45 days after all consents of Regulatory Authorities have been received and all other conditions have been satisfied or waived (other than those conditions which are to be fulfilled at the Closing).

          (ii) Phase I Environmental Audit. ENB shall permit NPB, if NPB elects to do so, at its own cost and expense, to cause a "phase I environmental audit" to be performed at any physical location owned or occupied by ENB or any ENB Subsidiary.

          (iii) Delivery of Financial Statements. ENB shall deliver to NPB, as soon as practicable after the end of each month and after the end of each calendar quarter prior to the Effective Date, commencing with the month ended July 31, 1998, an unaudited consolidated balance sheet as of such date and related unaudited consolidated statements of income and cash flows for the periods then ended, which financial statements shall fairly present, in all material respects, ENB's consolidated financial condition, results of operations and cash flows for the periods then ended in accordance with generally accepted accounting principles, except as noted therein and subject to year-end audit adjustments and footnotes.

          (iv) Reserves and Merger-Related Costs. On or before the Effective Date, establish such additional accruals and reserves as may be necessary to conform ENB's accounting reserve practices and methods (including credit loss practices and methods) to those of NPB and otherwise to reflect Merger-related expenses and costs incurred by ENB (including professional fees and expenses), in each case on a mutually satisfactory basis and in accordance with generally accepted accounting principles and any applicable regulatory requirements, provided, however, that ENB shall not be required to take such actions until such time as NPB shall acknowledge in writing that all conditions to NPB's and ENB's respective obligations to consummate the Merger (and NPB's and ENB's respective rights to terminate this Agreement for any reason) have been waived or satisfied, and that in all circumstances ENB shall take such actions at such time as shall be mutually agreed to by NPB and ENB but not later than immediately prior to the time the Merger becomes effective. No action taken by ENB in accordance with this Section 4.07(a)(iv) shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement, and NPB agrees to indemnify ENB's officers, directors and agents with respect to such adjustments.

          (v) Dividend Reinvestment Plan. Within ten days after the date of this Agreement, suspend through the earlier of the termination of this Agreement or the Closing Date the operation of the ENB Dividend Reinvestment and Stock Purchase Plan.

     (b) Understandings of NPB and ENB.

          (i) Filings and Approvals. NPB and ENB shall cooperate with each other in the preparation and filing, as soon as practicable, of (A) the Applications,
(B) the Registration Statement (including the Prospectus/Proxy Statement) and related filings, if any, under state securities laws relating to the Merger, (C) all other documents necessary to obtain any other approvals and consents required to effect consummation of the transactions contemplated by this Agreement.

          (ii) Public Announcements. NPB and ENB shall agree upon the form and substance of any press release related to this Agreement and the transactions contemplated hereby, but nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which its counsel deems necessary under applicable law.

          (iii) Maintenance of Insurance. NPB and ENB shall maintain insurance in such amounts as NPB or ENB, as the insured, believes are reasonable to cover such risks as are customary in relation to the character and location of their respective properties and the nature of their respective businesses.

          (iv) Maintenance of Books and Records. NPB and ENB shall maintain books of account and records on a basis consistent with past practice.

          (v) Taxes. NPB and ENB shall each file all federal, state, and local tax returns required to be filed by it on or before the date such returns are due, including any extensions, and pay all taxes shown to be due on such returns on or before the dates such payments are due, except those being contested in good faith.

          (vi) Integration Team. NPB and ENB shall cooperate with each other in the selection of an integration team, made up of an equal number of persons from NPB's senior staff and from ENB's senior staff, which team shall plan and implement an orderly, cost-effective consolidation of ENB's operations into Bank's operations in Boyertown, Pennsylvania.

          (vii) Outside Service Bureau Contracts. NPB and ENB shall cooperate with each other, and if mutually agreed in the interest of an orderly, cost-effective consolidation of operations, terminate any contract or arrangement ENB may have with an outside service bureau or other vendor of services and substitute a contract or arrangement between NPB or Bank (as NPB shall elect) and ENB for the provision of similar services to ENB on terms and conditions mutually acceptable to ENB and NPB.

          (viii) In-House Operations. NPB and ENB shall, subject to applicable legal requirements, cooperate with each other, and if mutually agreed in the interest of an orderly, cost-effective consolidation of operations, terminate any in-house back office, support, processing or other operational activities of ENB, and substitute a contract or arrangement between NPB or Bank (as NPB shall select) and ENB for the provision of similar services to ENB on terms and conditions mutually acceptable to ENB and NPB.

          (ix) Dividends. NPB and ENB shall coordinate with each other the payment of dividends with respect to NPB Common Stock and ENB Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that the holders of NPB Common Stock and ENB Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of NPB Common Stock and ENB Common Stock or any shares of NPB Common Stock received in exchange for such shares of ENB Common Stock in the Merger.

     (c) Undertakings of NPB.

          (i) Shareholders' Meeting. NPB shall submit this Agreement to its shareholders for approval at the NPB Shareholders Meeting to be held as soon as practicable, or, in the discretion of NPB, at any time prior to the ENB Shareholders Meeting, with the recommendation of its Board of Directors to such shareholders to approve this Agreement and the issuance of the NPB Common Stock for purposes of the Nasdaq requirements.

          (ii) Delivery of SEC Documents. NPB shall deliver to ENB copies of all reports filed with the SEC under the Exchange Act promptly upon the filing thereof.

          (iii) Delivery of Financial Statements. NPB shall deliver to ENB, as soon as practicable after the end of each month and after the end of each calendar quarter prior to the Effective Date, commencing with the month ended July 31, 1998, an unaudited consolidated balance sheet as of such date and related unaudited consolidated statements of income and cash flows for the periods then ended, which financial statements shall fairly present, in all material respects, NPB's consolidated financial condition, results of operations and cash flows for the periods then ended in accordance with generally accepted accounting principles, except as noted therein and subject to year-end audit adjustments and footnotes.

          (iv) Employees, Severance Policy. Upon consummation of the Merger, NPB shall offer, or cause Bank or another NPB Subsidiary to offer, employment to each person who is then an ENB employee, in accordance with the employment and severance policies set forth on NPB Disclosure Schedule 4.07(c)(iv) (the "Merger Employment Policies"). As provided in the Merger Employment

Policies, NPB shall provide severance benefits to each ENB employee who is not offered employment with NPB, who does not accept employment with NPB (except as provided in clause (A) or (B) below), or whose employment with NPB is terminated by NPB without "cause" within one year after the Effective Date, excluding, however, any ENB employee who is a party to an employment, "change- in-control", or similar agreement. Severance benefits shall consist of one week's pay (at current levels) for each year of service (to be paid as salary continuation), a lump sum payment of all unused vacation time (to be paid as soon as practicable following termination) and the continuation of all applicable welfare plan benefits until the last day of the month during which the last week of severance is paid. All eligible employees shall be entitled to a minimum of eight weeks of severance benefits and shall be given full credit for each year of service with ENB. Any partial year of service shall be treated as a full year for purposes of severance benefit calculations. Except as provided below, severance benefits shall not be payable to: (A) any non-exempt ENB employee who receives and turns down two job offers of equal or higher salary grade at a location within a 15 mile radius of the employee's home; and (B) any exempt ENB employee who receives and turns down a job offer of equal or higher salary grade at a location within a 25 mile radius of the employee's home. NPB shall also make severance benefits available to ENB personnel whose employment with NPB is terminated by NPB without "cause" within one year after the Effective Date, in accordance with the Merger Employment Policies. Notwithstanding the foregoing, each full-time ENB non-community office and lending staff employee who has received the offer(s) of employment specified in clause (A) or (B) above and who elects not to accept an offer of employment with NPB (or who elects to terminate employment with NPB within 90 days of the Effective Date) shall be entitled to four weeks of severance benefits. Any person whose employment with NPB is terminated by NPB without "cause" after one year from the Effective Date shall receive such severance benefit from NPB as is provided for in NPB's general severance policy for such terminations (with full credit being given for each year of service with ENB). For purposes of this Section 4.07(c)(iv), "cause" shall mean the employer's good faith reasonable belief that the employee committed fraud, theft, embezzlement, falsified corporate records, disseminated confidential information concerning customers, NPB, Bank or its employees, had documented unsatisfactory job performance under Bank's dismissal policy, or violated Bank's Code of Conduct. The foregoing definition of "cause" is the definition of "cause" used by Bank in the ordinary course of its business.

          (v) Employee Benefits. As of the Effective Date, ENB employees who become employees of NPB or of any NPB Subsidiary shall be entitled to full credit for each year of service with ENB for purposes of determining eligibility for participation and vesting, but not benefit accrual, in NPB's employee benefit plans, programs and policies. The employee benefits provided to former employees of ENB after the Effective Date shall be substantially similar to the employee benefits, in the aggregate, provided by NPB or its Subsidiaries to their similarly situated employees. The NPB medical, dental and life insurance plans, programs or policies, if any, that become applicable to former ENB employees shall not contain any exclusion or limitation with respect to any pre-existing condition of any such employees or their dependents. Subject to the foregoing, after the Effective Date, NPB may discontinue, amend or convert to an NPB plan any particular benefit or welfare plan of ENB, subject to such plan's provisions and applicable law.

          (vi) Qualified Plans. As of the Effective Date, the account balances of ENB employees under the ENB 401(k) Profit Sharing Plan and under the ENB Employee Stock Ownership Plan shall become 100 percent vested, provided, however, such vesting shall not take place if such vesting would cause the Merger to fail to qualify for "pooling of interests" accounting treatment.

          (vii) Management Incentive Plan. If the Merger occurs prior to December 31, 1998, the annual portion of the ENB Management Incentive Plan (the "MIP") shall be continued through December 31, 1998. If the Merger occurs after December 31, 1998, the MIP may be continued or discontinued as determined by the NPB Board of Directors. In any event, the ENB Board of Directors shall determine in good faith, with the consent of NPB (which consent shall not be unreasonably withheld), the appropriate level of payouts to be made under the MIP for 1998. In making its determination, the ENB Board of Directors shall disregard any extraordinary expenses or charges related to the Merger that would otherwise cause a reduction in payouts under the MIP.

          (viii) Calculations of ESOP, MIP and Profit Sharing. The calculations determining the amounts to be included in the ESOP, MIP and profit sharing plans for 1998 shall be done prior to making any deductions for reserves to be created or expenses incurred in connection with the Merger.

          (ix) Deferred Compensation Arrangement. On the Effective Date or on January 1, 1999 if the Effective Date shall precede January 1, 1999, the ENB Deferred Compensation Arrangement shall be terminated, and subject to any applicable income tax withholding requirements, all deferred compensation account balances shall be paid out in cash to plan participants.

          (x) Election of NPB Directors. Upon consummation of the Merger and subject to compliance with all applicable legal requirements, NPB shall elect two persons selected by ENB's Board of Directors and approved by NPB (which approval will not be unreasonably withheld) as directors of NPB, effective the Effective Date, one to serve as a Class I director with a term through April 2000 and the other to serve as a Class II director with a term through April 2001, and each to be re-nominated for at least one full three-year term thereafter (each, an "ENB NPB Nominee"). In the event that any ENB NPB Nominee, or any successor, resigns, dies or is otherwise removed from NPB's Board of Directors prior to the end of such person's full three-year term, the Elverson Continuing Directors, by a plurality vote, shall have the right to select such person's successor, subject to NPB's approval (which approval will not be unreasonably withheld), and NPB shall take all reasonable steps necessary to elect such successor to the NPB Board of Directors.

          (xi) Elverson Division, Elverson Board.

               (A) Upon consummation of the Merger and subject to compliance with all applicable legal requirements, NPB shall cause Bank to establish and operate a separate banking division called "Elverson National Bank, a Division of National Penn Bank" (the "Elverson Division"). The Elverson Division will consist of all ENB's present branch offices with the following additions and deletion: (1) Bank's Lionville office would become an Elverson Division office;
(2) Bank's Gay Street, West Chester office would be combined into ENB's office at High Street, West Chester; and (3) ENB's Sinking Spring office would become a Bank office. It is NPB's intent to utilize the Elverson Division in the expansion of NPB's branch banking system in Chester County, Pennsylvania, either by the opening of de novo branches or by the acquisition of deposits and assets, such branches to be operated under the "Elverson Division" banner. Subject to NPB's approval of the planned capital expenditures and operating budget for the proposed branches, the Elverson Division may open two branches in Chester County in the three years following the Effective Date; provided, however, that approval of the second branch will be subject to the first branch having achieved $10 million in deposits. NPB anticipates that the Elverson Division will have the same lending authority limits as ENB has at the date hereof, in accordance with NPB's credit quality standards.

               (B) Upon consummation of the Merger, NPB shall cause Bank to establish the "Elverson Division Board of Directors" (the "Elverson Board"). The Elverson Board shall consist of the members of ENB's Board of Directors at the Effective Date, an NPB executive officer selected by NPB, and such other persons as the Elverson Board shall select from time to time. NPB anticipates that the Elverson Board will emphasize sales, marketing and expansion. ENB's current non-employee directors who become members of the Elverson Board shall receive annual director compensation equal to the annual director compensation received by them at the date hereof. Other persons who may be selected for service on the Elverson Board shall be compensated in accordance with NPB's standard compensation arrangements for divisional board members, which is partially fixed and partially incentive-based compensation. ENB's current non-employee directors who become members of the Elverson Board shall have the option of electing to receive such NPB standard compensation. The Elverson Board shall have indemnification and insurance coverage no less favorable than members of the Board of Directors of Bank.

               (C) NPB shall operate the Elverson Division, and maintain the Elverson Board at the foregoing compensation level, for a period of at least five years after the Effective Date, except that this covenant shall expire if and when NPB shall be acquired or otherwise sold and thereafter the members of NPB's Board of Directors do not constitute at least 50% of the members of the surviving corporation's board of directors.

          (xii) Indemnification, Insurance.

               (A) NPB shall indemnify, defend, and hold harmless the directors, officers, employees and agents of ENB (each, an "Indemnified Party") against all losses, expenses (including reasonable attorneys' fees), claims, damages or liabilities and amounts paid in settlement arising out of actions or omissions or alleged acts or omissions (collectively, "Prior Acts") occurring at or prior to the Effective Date (including the transactions contemplated by this
Agreement) to the fullest extent permitted under the Pennsylvania Business Corporation Law ("PBCL"), including provisions relating to advances of expenses incurred in the defense of any proceeding to the full extent permitted by the PBCL upon receipt of any undertaking required by the PBCL. Without limiting the foregoing, in a case (if any) in which a determination by NPB is required to effectuate any indemnification, NPB shall direct, at the election of the Indemnified Party, that the determination shall be made by independent counsel mutually agreed upon between NPB and the Indemnified Party.

               (B) NPB  shall  cause  Bank to keep in effect  provisions  in its
Articles of Incorporation and Bylaws of Bank providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted under the PBCL, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right to indemnification.

               (C) NPB shall use its reasonable best efforts (and ENB shall cooperate and assist prior to the Effective Date in these efforts), at no expense to the beneficiaries, (i) to maintain (x) directors' and officers' liability insurance ("D&O Insurance") for the Indemnified Parties with respect to matters occurring at or prior to the Effective Date, and (y) fiduciary liability insurance ("Fiduciary Insurance") for the present and former fiduciaries of ENB's profit-sharing plan and employee stock ownership plan (the "Fiduciary Insurance"), each issued by a carrier or carriers assigned a claims-paying ability rating by A.M. Best & Co. of "A

(Excellent)" or higher, or (ii) to obtain coverage for Prior Acts for the Indemnified Parties under the fiduciary and directors' and officers' liability insurance policies currently maintained by NPB, in either case, providing at least the same coverage as the D&O Insurance and Fiduciary Insurance, respectively, currently maintained by ENB and containing terms and conditions which are no less favorable to the beneficiaries, for a period of at least six
(6) years from the Effective Date; provided, that NPB shall not be obligated to make premium payments for such six-year period in respect of the D&O Insurance and the Fiduciary Insurance which exceed, for the portion related to ENB's directors and officers, 150 percent of the annual premium payments ($18,083.00 at the date hereof) of ENB's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, NPB shall use its reasonable best efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

               (D) In the event any claim is made against present or former directors, officers or employees of ENB or any of the Fiduciaries who is covered or potentially covered by insurance, neither Bank nor NPB shall do anything that would forfeit, jeopardize, restrict or limit the insurance coverage available for that claim until the final disposition thereof.

               (E) If NPB or any of its successors or assigns shall consolidate with or merge into any other person and shall not be the continuing or surviving person of such consolidation or merger or shall transfer all or substantially all of its assets to any person, then and in each case, proper provision shall be made so that the successors and assigns of NPB shall assume the obligations set forth in this Section 4.07(c)(xi).

               (F) The provisions of this Section 4.07(c)(xi) are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

               (G) NPB shall pay all expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 4.07(c)(xi).

          (xiii) Publication of Post-Merger Results of Operations. NPB shall use its reasonable best efforts to publish (if necessary, on Form 8-K) no more than twenty days after the end of the first month after the Effective Date in which there are at least thirty days of post-Merger combined operations (which month may be the month in which the Effective Date occurs), the financial information contemplated by and in accordance with the terms of SEC Accounting Series Releases No. 130 and 135 and Section 201.01 of the SEC's Codification of Financial Reporting Policies and other applicable accounting rules.

          (xiv) Repurchases of NPB Common Stock. Through the Closing Date, except as otherwise consented to in writing by ENB (which consent shall not be unreasonably withheld), NPB shall not repurchase, redeem or otherwise acquire any shares of NPB Common Stock.

          (xv) Conduct of NPB's Business. Through the Closing Date, NPB shall use its reasonable good faith efforts to preserve its business organization intact, maintain good relationships with employees, and preserve the good will of customers of NPB and others with whom business relationships exist, and in all material respects conduct its businesses and engage in transactions in the ordinary course without radical change.

          (xvi)  Other  Transactions.   Through  the  Closing  Date,  except  as
otherwise consented to in writing by ENB (which consent shall not be unreasonably withheld), NPB shall not enter into any agreement with a third party concerning any acquisition of such third party by, or merger or consolidation of such third party with, NPB if (A) under applicable regulations, NPB would be required to present pro forma financial information reflecting that transaction in the Registration Statement, or (B) NPB would propose to issue shares of NPB Common Stock in such transaction in an amount exceeding twenty percent of the outstanding shares of NPB Common Stock on the date hereof.


                                    ARTICLE V

                                   CONDITIONS

     5.01 Conditions to ENB's Obligations under this Agreement. The obligations of ENB hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by ENB pursuant to
Section 7.03 hereof:

     (a) Corporate Proceedings. All action required to be taken by, or on the part of, NPB and Bank to authorize the execution, delivery and performance of this Agreement and the consummation of the Merger, shall have been duly and validly taken by NPB and Bank; and ENB shall have received certified copies of the resolutions evidencing such authorizations.

     (b) Covenants; Representations. The obligations of NPB and Bank required by this Agreement to be performed by NPB or Bank at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of NPB set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date and except as to any representation or warranty to the extent the breach of such representation or warranty does not have a Material Adverse Effect.

     (c) Approvals of Regulatory Authorities. Procurement by ENB and NPB of all requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto for the Merger; provided, however, that no such approval or consent shall have imposed any condition or requirement (other than conditions or requirements previously disclosed) which would so materially and adversely impact the economic or business benefits to ENB or NPB of the transactions contemplated by this Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

     (d) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement.

     (e) Officer's Certificate. NPB shall have delivered to ENB a certificate, dated the Closing Date and signed, without personal liability, by its President or a Vice President, to the effect that the conditions set forth in subsections
(a) through (d) of this Section 5.01 have been satisfied.

     (f) Registration Statement. The Registration Statement shall be effective under the Securities Act, and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all approvals deemed necessary by NPB's counsel from state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement shall have been obtained.

     (g) Tax Opinion or Letter. ENB shall have received an opinion of Dechert Price & Rhoads, special counsel to ENB, or a letter from Beard & Company, Inc., ENB's independent certified public accountants, dated the Closing Date, to the effect that (a) the Merger constitutes a reorganization under Section 368(a) of the IRC, and (b) no gain or loss will be recognized by shareholders of ENB who receive shares of NPB Common Stock in exchange for their shares of ENB Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests; in rendering their opinion, such counsel may require and rely upon representations and agreements, including those contained in certificates of officers of ENB, NPB and others.

     (h) Approval by ENB's Shareholders. This Agreement shall have been approved by the shareholders of ENB by such vote as is required under the National Bank Act and by the articles of association and bylaws of ENB.

     (i) Approval by NPB's Shareholders. This Agreement shall have been approved by the shareholders of NPB by such vote as is required by the articles of incorporation and bylaws of NPB and by Nasdaq requirements applicable to it.

     (j) Nasdaq Listing. The NPB Common Stock shall continue to be authorized for quotation on the National Market tier of The Nasdaq Stock Market.

     (k) Accountants' Comfort Letters. ENB shall have received "comfort" letters from ENB's and NPB's respective independent certified public accountants, dated the date of mailing of the Prospectus/Proxy Statement and dated shortly prior to the Effective Date, covering such matters as are usual and customary for transactions of the type contemplated by this Agreement, which letters shall be satisfactory in form and content to ENB.

     (l) Pooling of Interests. ENB shall have received a letter from Beard & Company, Inc., ENB's independent certified public accountants, and Grant Thornton, LLP, NPB's independent certified public accountants, dated the Closing Date, to the effect that the Merger shall be accounted for on a "pooling of interests" basis under generally accepted accounting principles.

     (m) Other Documents. ENB shall have received such other certificates, documents or instruments from NPB or its officers or others as ENB shall have reasonably requested in connection with accounting or income tax treatment of the Merger, or related securities law compliance.

     (n) Rights Agreement. No event shall have occurred which shall result in the grant, issuance or triggering of any right or entitlement or the obligation to grant or issue any interest in NPB Common Stock or enable or allow any right or other interest associated with the Rights Agreement to be exercised, distributed or triggered, and no other event shall have occurred under the Rights Agreement which would materially adversely affect any current or future right or interest of any holders of ENB Common Stock.

     5.02 Conditions to NPB's Obligations under this Agreement. The obligations of NPB hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by NPB pursuant to
Section 7.03 hereof:

     (a) Corporate Proceedings. All action required to be taken by, or on the part of, ENB to authorize the execution, delivery and performance of this Agreement and the consummation of the Merger, shall have been duly and validly taken by ENB; and NPB shall have received certified copies of the resolutions evidencing such authorizations.

     (b) Covenants; Representations. The obligations of ENB required by this Agreement to be performed by ENB at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of ENB set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date and except as to any representation or warranty to the extent the breach of such representation or warranty does not have a Material Adverse Effect.

     (c) Approvals of Regulatory Authorities. Procurement by NPB and ENB of all requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto for the Merger; provided, however, that no such approval or consent shall have imposed any condition or requirement (other than conditions or requirements previously disclosed) which would so materially and adversely impact the economic or business benefits to NPB or ENB of the transactions contemplated by this Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

     (d) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement.

     (e) Officer's Certificate. ENB shall have delivered to NPB a certificate, dated the Closing Date and signed, without personal liability, by its President or a Vice President, to the effect that the conditions set forth in subsections
(a) through (d) of this Section 5.02 have been satisfied.

     (f) Registration Statement. The Registration Statement shall be effective under the Securities Act, and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all approvals deemed necessary by NPB's counsel from state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement shall have been obtained.

     (g) Tax Opinion or Letter. NPB shall have received an opinion of Ellsworth, Wiles, Carlton & Waldman, P.C., special counsel to NPB, or a letter from Grant Thornton LLP, NPB's independent certified public accountants, dated the Closing Date, to the effect that (a) the Merger constitutes a reorganization under
Section 368(a) of the IRC, and (b) no gain or loss will be recognized by shareholders of ENB who receive shares of NPB Common Stock in exchange for their shares of ENB Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests; in rendering their opinion, such counsel may require and rely upon representations and agreements, including those contained in certificates of officers of ENB, NPB and others.

     (h) Approval by NPB's Shareholders. This Agreement shall have been approved by the shareholders of NPB by such vote as is required by the articles of incorporation and bylaws of NPB and by Nasdaq requirements applicable to it.

     (i) Approval by ENB's Shareholders. This Agreement shall have been approved by the shareholders of ENB by such vote as is required under the National Bank Act and by the articles of association and bylaws of ENB.

     (j) Accountants' Comfort Letters. NPB shall have received "comfort" letters from NPB's and ENB's respective independent certified public accountants, dated the date of mailing of the Prospectus/Proxy Statement and dated shortly prior to the Effective Date, covering such matters as are usual and customary for transactions of the type contemplated by this Agreement, which letters shall be satisfactory in form and content to NPB.

     (k) Pooling of Interests. NPB shall have received a letter from Grant Thornton, LLP, NPB's independent certified public accountants, and Beard & Company, Inc., ENB's independent certified public accountants, dated the Closing Date, to the effect that the Merger shall be accounted for on a "pooling of interests" basis under generally accepted accounting principles.

     (l) Other Documents. NPB shall have received such other certificates, documents or instruments from ENB or its officers or others as NPB shall have reasonably requested in connection with accounting or income tax treatment of the Merger, or related securities law compliance.

     (m) Phase I Environmental Audit Results. The results of any Phase I environmental audit conducted pursuant to Section 4.07(a)(ii) hereof shall not result in a Material Adverse Effect on ENB.


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                                       51

                                   ARTICLE VI

                        TERMINATION, WAIVER AND AMENDMENT

     6.01 Termination. This Agreement may be terminated on or at any time prior to the Closing Date:

     (a) By the mutual written consent of the parties hereto;

     (b) By NPB or ENB:

          (i) If there shall have been any breach of any representation, warranty or obligation of the other party hereto (subject to the same standards as set forth in Sections 5.01(b) or 5.02(b), as the case may be) and such breach can not be, or shall not have been, remedied within 30 days after receipt by such party of written notice specifying the nature of such breach and requesting that it be remedied;

          (ii) If the Closing Date shall not have occurred prior to February 28, 1999 (except that if the Closing Date shall not have occurred by such date because of a breach of this Agreement by a party hereto, such breaching party (or Bank in NPB's case) shall not be entitled to terminate this Agreement in accordance with this provision);

          (iii) If any Regulatory Authority whose approval or consent is required for consummation of the Merger shall issue a definitive written denial of such approval or consent and the time period for appeals and requests for reconsideration has run; or

          (iv) If any shareholder vote contemplated by this Agreement is not obtained at the ENB Shareholders Meeting or the NPB Shareholders Meeting.

     (c)  By  ENB,  at  any  time  during  the  ten-day  period   following  the
Determination   Date,  if  both  of  the  following   conditions  occur  on  the
Determination Date:

          (1) the NPB Market Value shall be less than $27.00 per share [the dollar amount $27.00 shall be adjusted to $21.60 upon completion of the NPB Stock Split]; and

          (2)(i) the quotient obtained by dividing the NPB Market Value by $33.75 per share [the dollar amount $33.75 shall be adjusted to $27.00 upon completion of the NPB Stock Split] shall be less than (ii) the quotient obtained by dividing the Average Index Price by the Index Price on the Starting Date and subtracting 0.05 from the quotient in this clause
     (2)(ii);

subject, however, to the following: If ENB shall elect to terminate this Agreement pursuant to this Section 6.01(c), it shall give written notice thereof to NPB (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period). During the five-day period commencing with its receipt of such notice, NPB shall have the option to elect to increase the exchange ratio set forth in
Section 1.02(f)(ii)(A), as adjusted pursuant to Section 1.02(f)(ii)(E), to 1.25 shares of NPB Common Stock [the number 1.25 shall be adjusted to 1.5625 upon completion of the NPB Stock Split] in exchange for each share of ENB Common Stock and the Closing Date shall be postponed by the minimum amount of time necessary, if any, to accommodate NPB's election of such option (i.e., up to a five-day period). If NPB so elects within such five-day period, it shall give prompt written notice to ENB of such election, whereupon no termination shall have occurred pursuant to this Section 6.01(c) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

     For purposes of this Section 6.01(c), the following terms have the meanings indicated.

     "Index Group" means the bank or thrift holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. The bank or thrift holding companies are as follows: (1) Wilmington Trust Company; (2) WSFS Financial Corporation; (3) PNC Financial Corp.; (4) Sovereign Bancorp, Inc.; (5) Commerce Bancorp, Inc.; (6) Fulton Financial Corp.; (7) Keystone Financial, Inc.; and (8) JeffBanks, Inc.

     "Index Price" on a given date means the average of the closing sale prices of the companies comprising the Index Group.

     "Average Index Price" means the average of the Index Prices for the twenty trading days ending on the Determination Date.

     "Starting Date" means July 20, 1998.

     If any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 6.01(c).

     (d) By ENB, at any time during the ten-day period following the Determination Date, if the NPB Market Value shall be less than $25.31 per share [the dollar amount $25.31 shall be adjusted to $20.25 upon completion of the NPB Stock Split];

     (e) By ENB pursuant to Section 4.05 hereof; or

     (f) By ENB if NPB or any of its Subsidiaries shall enter into any agreement with a third party concerning any merger or consolidation of NPB with or into such third party or the acquisition of all or substantially all the assets of NPB, or any person or entity shall have acquired at least 19.9% of the outstanding shares of NPB Common Stock.

     6.02 Effect of  Termination.  If this  Agreement is terminated  pursuant to
Section 6.01 hereof or otherwise, this Agreement shall forthwith become void, other than Sections 4.02(c) and 7.01 hereof which shall remain in full force and effect, and there shall be no further liability on the part of NPB or ENB to the other, except for any liability of NPB or ENB under such sections of this Agreement and except for any liability arising out of a willful breach of this Agreement giving rise to such termination.


                                   ARTICLE VII

                                  MISCELLANEOUS

     7.01 Expenses and Other Fees.

     (a)  Except  for the cost of  printing  and  mailing  the  Prospectus/Proxy
Statement which shall be shared equally and except as set forth in Section 7.01(b), each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

     (b) If ENB fails to complete the transactions contemplated herein after the occurrence of one of the following two events and NPB shall not be in material breach of this Agreement, ENB shall immediately pay NPB a fee of five million dollars ($5,000,000.00):

          (i) ENB exercises its termination rights pursuant to Section 6.01(e) of this Agreement; or

          (ii) the failure of ENB shareholders to approve the Merger at a meeting called for such purpose if at the time of such meeting there has been an announcement by a person or group of persons (other than NPB) of an offer or proposal to acquire 19.9% or more of the ENB Common Stock then outstanding, or to acquire, merge, or consolidate with ENB, or to purchase all or substantially all of ENB's assets.

     (c) If NPB fails to complete the transactions contemplated herein after the failure of NPB shareholders to approve the Merger at a meeting called for such purpose and ENB shall not be in material breach of this Agreement, NPB shall immediately pay ENB a fee of one million dollars ($1,000,000.00).

     7.02 Non-Survival of Representations and Warranties; Disclosure Schedules. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants shall terminate on the Closing Date.

     7.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the Closing Date, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) to the extent permitted by law, waive compliance with any of the agreements or conditions contained in Articles IV and V hereof or otherwise. This Agreement may not be amended except by an instrument in writing signed, by authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     7.04 Entire Agreement. This Agreement, including the documents referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written and oral, with respect to its subject matter other than the Confidentiality Agreements. This Agreement shall inure to the benefit of and be binding upon the parties hereto and its successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities, and provided, further, that the Elverson Continuing Directors may enforce the provisions of Sections 1.02(e), 4.07(c)(ix) and (x) and any Indemnified Party may enforce Section 4.07(c)(xii).

     7.05 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

     7.06 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given upon delivery if delivered personally, two business days after mailing if mailed by prepaid registered or certified mail, return receipt requested, or upon confirmation of good transmission if sent by telecopy, addressed as follows:

     (a) If to NPB or Bank, to:

         National Penn Bancshares, Inc.
         National Penn Bank
         Philadelphia and Reading Avenues
         P.O. Box 547
         Boyertown, Pennsylvania  19512-0547

         Attention:  Wayne R. Weidner, President
         Telecopy No.:  610-369-6349

         with a copy to:

         H. Anderson Ellsworth
         Jay W. Waldman
         Ellsworth, Wiles, Carlton & Waldman, P.C.
         1105 Berkshire Boulevard
         Suite 320
         Wyomissing, Pennsylvania 19610

         Telecopy No.:  610-371-9510

     (b) If to ENB, to:

         Elverson National Bank
         83 West Main Street
         Elverson, Pennsylvania 19520-9403

         Attention:  Glenn E. Moyer

         Telecopy No.:  610-286-8226

         with a copy to:

         William G. Lawlor
         Dechert Price & Rhoads
         4000 Bell Atlantic Tower
         1717 Arch Street
         Philadelphia, Pennsylvania  19103-2793

         Telecopy No.:  215-994-2222

     7.07 Disclosure Schedules. Information contained on either the ENB Disclosure Schedule or the NPB Disclosure Schedule shall be deemed to cover the express disclosure requirement contained in a representation or warranty of this Agreement and any other representation or warranty of this Agreement of such party where it is readily apparent it applies to such provision. The mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is or could result in a Material Adverse Effect.

     7.08 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     7.09 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     7.10 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

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                                       57

     7.11 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law of the Commonwealth of Pennsylvania, except to the extent the National Bank Act is applicable by its terms.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                       NATIONAL PENN BANCSHARES, INC.


(Corporate Seal)                       By:/s/ Wayne R. Weidner
                                          Wayne R. Weidner
                                          President


                                       Attest:/s/ Sandra L. Spayd
                                              Sandra L. Spayd
                                              Secretary

                                       NATIONAL PENN BANK


(Corporate Seal)                       By:/s/ Wayne R. Weidner
                                          Wayne R. Weidner
                                          President


                                       Attest:/s/ Sandra L. Spayd
                                              Sandra L. Spayd
                                              Secretary


                                       ELVERSON NATIONAL BANK


(Corporate Seal)                       By:/s/ Joseph A. Rigg
                                          Joseph A. Rigg
                                          Chairman


                                       Attest:/s/ John A. Koury, Jr.
                                              John A. Koury, Jr.
                                              Secretary

COMMONWEALTH OF PENNSYLVANIA  :
                              :ss.
COUNTY OF MONTGOMERY          :

     On this 21st day of July, 1998, before me, a notary public for this state and county, personally came WAYNE R. WEIDNER, as president, and SANDRA L. SPAYD, as secretary, of NATIONAL PENN BANCSHARES, INC., and each, in his/her capacity, acknowledged this instrument to be the act and deed of the corporation and the seal affixed to it to be its seal.

     WITNESS my official seal and signature this day and year.

                              /s/ Cherolyn K. Drake
(Seal of Notary)              Notary Public
                              My commission expires Dec. 10, 1998


COMMONWEALTH OF PENNSYLVANIA  :
                              :ss.
COUNTY OF MONTGOMERY          :

     On this 21st day of July, 1998, before me, a notary public for this state and county, personally came WAYNE R. WEIDNER, as president, and SANDRA L. SPAYD, as secretary, of NATIONAL PENN BANK, and each, in his/her capacity, acknowledged this instrument to be the act and deed of the corporation and the seal affixed to it to be its seal.

     WITNESS my official seal and signature this day and year.

                              /s/ Cherolyn K. Drake
(Seal of Notary)              Notary Public
                              My commission expiresDec. 10, 1998


COMMONWEALTH OF PENNSYLVANIA  :
                              :ss.
COUNTY OF MONTGOMERY          :

     On this 21st day of July, 1998, before me, a notary public for this state and county, personally came JOSEPH A. RIGG, as chairman, and JOHN A. KOURY, JR., as secretary, of ELVERSON NATIONAL BANK, and each, in his/her capacity, acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal.

     WITNESS my official seal and signature this day and year.

                              /s/ Cherolyn K. Drake
(Seal of Notary)              Notary Public
                              My commission expiresDec. 10, 1998

                                                                   EXHIBIT "1-A"

                                         July 21, 1998

National Penn Bancshares, Inc.
Philadelphia and Reading Avenues
Boyertown, Pennsylvania 19512

Ladies and Gentlemen:

     National Penn Bancshares, Inc. ("NPB") and Elverson National Bank ("ENB") are considering execution of an Agreement dated July 21, 1998 (the "Agreement").

     Pursuant to the proposed Agreement, and subject to the terms and conditions set forth therein, (a) NPB will acquire ENB by a merger of ENB with and into National Penn Bank, a wholly-owned subsidiary of NPB, (b) shareholders of ENB will receive shares of NPB common stock in exchange for their shares of ENB common stock owned on the closing date, and (c) optionholders of ENB will receive stock options exercisable for common stock of NPB in exchange for options exercisable for common stock of ENB outstanding on the closing date (the foregoing, collectively, the "Merger").

     NPB has required as a condition to its execution and delivery to ENB of the Agreement, that the undersigned, being a director of ENB, execute and deliver to NPB this Letter Agreement.

     The undersigned, in order to induce NPB to execute the Agreement, and intending to be legally bound hereby, irrevocably agrees and represents as follows:

     1. The undersigned agrees to vote or cause to be voted for approval of the Merger all shares of ENB common stock over which the undersigned exercises sole voting power.

     2. Through the record date for the meeting of ENB shareholders to vote upon the Merger and for the period and to the extent provided in Paragraph 7 hereof, the undersigned agrees not to offer, sell, transfer or otherwise dispose of, or to permit the offer, sale, transfer or other disposition of, any shares of ENB common stock over which the undersigned exercises sole voting power.

     3. The undersigned has sole voting power over the number of shares of ENB common stock, and holds stock options for the number of shares of ENB common stock, if any, set forth below opposite the signature line for the undersigned. NPB recognizes that with respect to any such shares which have been pledged to a third party, the undersigned will not be able to control the voting or disposition of such shares in the event of a default.

National Penn Bancshares, Inc.
July 21, 1998
Page 2



     4. The undersigned hereby waives the right to assert dissenters rights under the National Bank Act, as amended, and any other applicable law or regulation.

     5. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any shares of NPB Common Stock received pursuant to the Merger, except (i) at such time as a registration statement under the Securities Act of 1933, as amended ("Securities Act"), covering sales of such NPB common stock is effective and a prospectus is made available under the Securities Act, (ii) within the limits, and in accordance with the applicable provisions of, Rule 145 under the Securities Act ("Rule 145"), or (iii) in a transaction which, in the opinion of counsel satisfactory to NPB or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission ("SEC"), is not required to be registered under the Securities Act; and acknowledges and agrees that NPB is under no obligation to register the sale, transfer or other disposition of NPB common stock by the undersigned or on behalf of the undersigned, or to take any other action necessary to make an exemption from registration available.

     6. NPB shall take all steps  necessary to ensure that NPB is in  compliance
(i) with all those requirements of Rule 145 with which NPB must comply in order for the resale provisions of Rule 145(d) to be available to the undersigned and
(ii) with the requirements of Section 4.07(c)(x) of the Agreement concerning the publication of financial information contemplated by and in accordance with the terms of the SEC Accounting Series Releases Nos. 130 and 135 and Section 201.01 of the SEC's Codification of Financial Reporting Policies and other applicable accounting rules.

     7. Notwithstanding the foregoing, the undersigned agrees not to sell, or in any other way reduce the risk of the undersigned relative to, any shares of common stock of ENB or of common stock of NPB, during the period commencing thirty (30) days prior to the effective date of the Merger and ending on the date on which financial results covering at least thirty (30) days of post-Merger combined operations of NPB and ENB have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, provided, however, that excluded from the foregoing undertaking shall be such sales, pledges, transfers or other dispositions of shares of ENB common stock or shares of NPB common stock which, in NPB's reasonable judgment, are individually and in the aggregate de minimis within the meaning of Topic 2-E of the Staff Accounting Bulletin Series of the SEC.

National Penn Bancshares, Inc.
July 21, 1998
Page 3



     8. The undersigned agrees that neither ENB nor NPB shall be bound by any attempted sale of any shares of ENB common stock or NPB common stock, respectively, and ENB's and NPB's transfer agents shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and further agrees that the certificate representing shares of NPB common stock owned by the undersigned may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement.

     9. The undersigned represents that he has no plan or intention to offer, sell, exchange, or otherwise dispose of any shares of common stock of NPB prior to expiration of the time period referred to in subparagraph 7 hereof.

     10. The undersigned agrees, if he is an optionholder, to exchange his options to acquire shares of common stock of ENB for options to acquire such number of shares of common stock of NPB as he would have acquired if he had exercised such options immediately prior to consummation of the Merger, and otherwise on the same terms and conditions as the exchanged ENB options (unless the undersigned shall have exercised any such option prior to the Merger).

     11. The undersigned represents that he has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

     The parties hereto acknowledge that this Letter Agreement is being executed by the undersigned in his capacity solely as a shareholder of ENB, and not in any other capacity (including as a director of ENB), and nothing herein contained shall derogate from the undersigned's ability to act in such other capacity, including the exercise of fiduciary duty, even if in conflict with the foregoing.

     This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter.

     This Letter Agreement shall be effective upon acceptance by NPB.

National Penn Bancshares, Inc.
July 21, 1998
Page 4


     This Letter Agreement shall terminate concurrently with, and automatically upon, any termination of the Agreement in accordance with its terms, except that any such termination shall be without prejudice to NPB's rights arising out of any willful breach or any covenant or representation contained herein.

                                    Very truly yours,

Number of Shares,
and Shares Subject
to Stock Options,
Held:



________________________________     ______________________________________


Accepted:


NATIONAL PENN BANCSHARES, INC.


By:___________________________

                                                                   EXHIBIT "1-B"

                                     July 21, 1998

Elverson National Bank
83 West Main Street
Elverson, Pennsylvania 19520

Ladies and Gentlemen:

     National Penn Bancshares, Inc. ("NPB") and Elverson National Bank ("ENB") are considering execution of an Agreement dated July 21, 1998 (the "Agreement").

     Pursuant to the proposed Agreement, and subject to the terms and conditions set forth therein, (a) NPB will acquire ENB by a merger of ENB with and into National Penn Bank, a wholly-owned subsidiary of NPB, (b) shareholders of ENB will receive shares of NPB common stock in exchange for their shares of ENB common stock owned on the closing date, and (c) optionholders of ENB will receive stock options exercisable for common stock of NPB in exchange for options exercisable for common stock of ENB outstanding on the closing date (the foregoing, collectively, the "Merger").

     ENB has required as a condition to its execution and delivery to NPB of the Agreement, that the undersigned, being a director of NPB, execute and deliver to ENB this Letter Agreement.

     The undersigned, in order to induce ENB to execute the Agreement, and intending to be legally bound hereby, severally and irrevocably agrees and represents as follows:

     1. The undersigned agrees to vote or cause to be voted for approval of the Merger all shares of NPB common stock over which the undersigned exercises sole voting power.

     2. Through the record date for the meeting of NPB shareholders to vote upon the Merger and for the period and to the extent provided in Paragraph 4 hereof, the undersigned agrees not to offer, sell, transfer or otherwise dispose of, or to permit the offer, sale, transfer or other disposition of, any shares of NPB common stock over which the undersigned exercises sole voting power.

     3. The undersigned has sole voting power over the number of shares of NPB common stock set forth below opposite the signature line for the undersigned. ENB recognizes that with respect to any such shares which have been pledged to a third party, the undersigned will not be able to control the voting or disposition of such shares in the event of a default.

     4. Notwithstanding the foregoing, the undersigned agrees not to sell, or in any other way reduce the risk of the undersigned

Elverson National Bank
July 21, 1998
Page 2



relative to, any shares of common stock of NPB or of common stock of ENB, during the period commencing thirty (30) days prior to the effective date of the Merger and ending on the date on which financial results covering at least thirty (30) days of post-Merger combined operations of NPB and ENB have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, provided, however, that excluded from the foregoing undertaking shall be such sales, pledges, transfers or other dispositions of shares of NPB common stock or shares of ENB common stock which, in NPB's reasonable judgment, are individually and in the aggregate de minimis within the meaning of Topic 2-E of the Staff Accounting Bulletin Series of the SEC.

     5. The undersigned agrees that neither NPB nor ENB shall be bound by any attempted sale of any shares of NPB common stock or ENB common stock, respectively, and NPB's and ENB's transfer agents shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and further agrees that the certificate representing shares of NPB common stock owned by the undersigned may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement.

     6. The undersigned represents that he or she has no plan or intention to offer, sell, exchange, or otherwise dispose of any shares of common stock of ENB prior to expiration of the time period referred to in subparagraph 4 hereof.

     7. The undersigned represents that he or she has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

     The parties hereto acknowledge that this Letter Agreement is being executed by the undersigned in his capacity solely as a shareholder of NPB, and not in any other capacity (including as a director of NPB), and nothing herein contained shall derogate from the undersigned's ability to act in such other capacity, including the exercise of fiduciary duty, even if in conflict with the foregoing.

     This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an

Elverson National Bank
July 21, 1998
Page 3


original, but all of which together shall constitute one and the same Letter.

     This Letter Agreement shall be effective upon acceptance by ENB.

     This Letter Agreement shall terminate concurrently with, and automatically upon, any termination of the Agreement in accordance with its terms, except that any such termination shall be without prejudice to ENB's rights arising out of any willful breach or any covenant or representation contained herein.

                                   Very truly yours,

Number of Shares
Held:

______________________________     _____________________________________



Accepted:


ELVERSON NATIONAL BANK


By:____________________